Exhibit (99)(b)


CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                               September 30,         December 31,
                                                                                   1997                  1996
                                                                               -------------         ------------
                                                                                (Unaudited)             (Note)
ASSETS
------

Cash and due from banks..............................................          $  3,166,454          $  3,462,287
Time deposits, principally Eurodollars...............................             3,043,723             2,443,154
Federal funds sold and securities purchased under
    agreements to resell.............................................               138,699               509,694
Trading account assets...............................................               326,717               122,317
Investments available-for-sale, at fair value........................             2,211,382             2,394,166
Investments held-to-maturity (fair value:
    1997 - $1,417,351; 1996 - $1,692,243)............................             1,413,351             1,689,058
Loans, net of unearned discounts of $220,485 in 1997
    and $234,607 in 1996 ............................................            35,085,285            32,777,032
    Less:  Allowance for loan losses.................................              (679,415)             (710,327)
                                                                               ------------          ------------
              Net loans..............................................            34,405,870            32,066,705
                                                                               ------------          ------------
Due from customers on acceptances....................................               790,548               738,077
Premises and equipment...............................................               626,760               625,876
Other assets ........................................................             1,467,105             1,442,860
                                                                               ------------          ------------
              Total assets...........................................           $47,590,609          $ 45,494,194
                                                                               ============          ============
LIABILITIES
-----------
Deposits:
    Domestic:
        Non-interest bearing.........................................          $  8,942,224          $  9,330,445
        Interest bearing.............................................            23,401,727            22,986,955
    Overseas branches and subsidiaries...............................             1,396,731             1,409,756
                                                                               ------------          ------------
              Total deposits.........................................            33,740,682            33,727,156
                                                                               ------------          ------------
Funds borrowed.......................................................             4,239,227             2,633,157
Bank acceptances outstanding.........................................               789,169               727,728
Other liabilities....................................................             1,924,257             1,661,162
Long-term debt.......................................................             3,784,179             3,049,297
                                                                               ------------          ------------
              Total liabilities......................................            44,477,514            41,798,500
                                                                               ------------          ------------

COMMITMENTS AND CONTINGENT LIABILITIES
--------------------------------------

SHAREHOLDERS' EQUITY
--------------------
Preferred stock: authorized 10.0 million shares; no
    shares issued....................................................                     -                     -
Common stock:  $1 par value; authorized 350.0 million
    shares; issued 223.599 million shares in 1997 and 1996 (including treasury shares of 23.820 million in 1997 and 8.900 million in 1996, and unallocated shares held by the Employee Stock Ownership Plan ("ESOP") of 2.182 million in 1997 and 2.267 million
    in 1996).........................................................               223,599               223,599
Other common shareholders' equity, net...............................             2,889,496             3,472,095
                                                                               ------------          ------------
              Total shareholders' equity.............................             3,113,095             3,695,694
                                                                               ------------          ------------
              Total liabilities and shareholders' equity.............          $ 47,590,609          $ 45,494,194
                                                                               ============          ============



Note: The balance sheet at December 31, 1996 has been derived from the audited financial statements at that date.


See accompanying notes to the consolidated financial statements.



CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share amounts)


                                                               Three Months Ended         Nine Months Ended
                                                                  September 30,             September 30,
                                                             -----------------------   -----------------------
                                                               1997          1996        1997           1996
                                                             --------      ---------   --------       --------
INTEREST INCOME
---------------

Interest and fees on loans:
     Taxable income ......................................   $  760,590   $  716,075   $2,221,554   $2,118,771
     Tax exempt income ...................................        5,201        6,009       15,759       19,409
Interest on investment securities:
     Taxable income ......................................       51,890       58,363      157,064      198,952
     Tax exempt income ...................................        3,950        5,855       13,006       17,952
Interest on time deposits in banks .......................       43,234       33,277      112,619       85,969
Interest on Federal funds sold, securities purchased under
    agreements to resell and other .......................        8,169        3,504       20,719       21,503
                                                             ----------   ----------   ----------   ----------
              Total interest income ......................      873,034      823,083    2,540,721    2,462,556
                                                             ----------   ----------   ----------   ----------
INTEREST EXPENSE
----------------
Interest on deposits .....................................      229,291      207,391      646,273      629,811
Interest on short-term funds borrowed ....................       53,586       35,780      132,035      111,379
Interest on long-term debt ...............................       59,663       39,564      171,463      116,969
                                                             ----------   ----------   ----------   ----------
              Total interest expense .....................      342,540      282,735      949,771      858,159
                                                             ----------   ----------   ----------   ----------
              NET INTEREST INCOME ........................      530,494      540,348    1,590,950    1,604,397
Provision for losses on loans ............................       50,000       40,000      143,000      188,767
                                                             ----------   ----------   ----------   ----------
              NET INTEREST INCOME AFTER PROVISION
                      FOR LOSSES ON LOANS ................      480,494      500,348    1,447,950    1,415,630
                                                             ----------   ----------   ----------   ----------
NON-INTEREST INCOME
-------------------
Service charges on deposit accounts ......................       63,039       57,863      180,958      172,779
Trust income .............................................       47,453       42,102      137,620      124,877
Fees for international services ..........................       31,445       27,130       84,194       74,805
Debit and credit card fees ...............................       25,261       22,417       70,729       65,041
Third party processing ...................................       19,389       14,075       58,136       42,543
Income from investment in EPS, Inc. ......................        7,499        7,469       22,109       22,192
Income from trading activities ...........................        9,591        2,763       25,377       15,880
Securities gains .........................................        5,023       31,135       14,857       55,476
Other operating income ...................................       26,777       31,677       82,872      101,105
                                                             ----------   ----------   ----------   ----------
              Total non-interest income ..................      235,477      236,631      676,852      674,698
                                                             ----------   ----------   ----------   ----------
NON-FINANCIAL EXPENSES
----------------------
Salaries, wages and benefits .............................      206,467      204,945      614,201      619,725
Net occupancy ............................................       36,286       39,856      110,876      120,201
Equipment expenses .......................................       30,320       29,427       92,717       90,360
Restructuring and merger-related charges .................            -       12,298            -      130,100
Other operating expenses .................................      136,749      145,327      386,906      399,154
                                                             ----------   ----------   ----------   ----------
              Total non-financial expenses ...............      409,822      431,853    1,204,700    1,359,540
                                                             ----------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES ...............................      306,149      305,126      920,102      730,788
--------------------------
Provision for income taxes ...............................      107,335      108,269      323,449      277,190
                                                             ----------   ----------   ----------   ----------
NET INCOME ...............................................   $  198,814   $  196,857   $  596,653   $  453,598
----------                                                   ==========   ==========   ==========   ==========
Average common shares outstanding ........................      199,817      220,409      205,316      219,802
                                                             ==========   ==========   ==========   ==========
PER COMMON SHARE DATA
---------------------
Net income ...............................................   $     1.00   $     0.89   $     2.91   $     2.06
                                                             ==========   ==========   ==========   ==========
Cash dividends declared ..................................   $     0.47   $     0.42   $     1.41   $     1.26
                                                             ==========   ==========   ==========   ==========


See accompanying notes to the consolidated financial statements.



CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
(in thousands)


                                                                          Common         Capital           Retained
                                                                           stock         surplus           earnings
                                                                         ---------      ----------        -----------

Nine Months Ended September 30, 1996
------------------------------------
Balances at beginning of year ...................................         $230,231      $1,225,167        $2,724,298
Net income ......................................................                                            453,598
Net change in unrealized gain on investments
   available-for-sale, net of tax................................                                            (33,264)
Treasury shares acquired (741 shares)............................
Treasury shares issued in merger (7,300 shares)..................           (7,300)        (33,288)         (192,042)
Repurchase and retirement of  common stock (1,340 shares)........           (1,340)        (43,559)          (12,804)
Common stock issued under employee benefit plans
   (1,575 new shares; 928 treasury shares).......................            1,575          55,521           (14,668)
Common stock issued under dividend reinvestment plan
   (31 new shares) (347 treasury shares).........................               31           1,727               (68)
ESOP shares committed for release (92 shares)....................                            1,454
Cash paid for fractional shares issued...........................                                               (341)
Foreign currency translation adjustments.........................                                              1,037
Common dividends declared........................................                                           (272,658)
                                                                          --------      ----------        ----------
Balances at end of period........................................         $223,197      $1,207,022        $2,653,088
                                                                          ========      ==========        ==========

Nine Months Ended September 30, 1997
------------------------------------
Balances at beginning of year....................................         $223,599      $1,234,522        $2,729,310
Net income.......................................................                                            596,653
Net change in unrealized gain on investments
   available-for-sale, net of tax................................                                              8,406
Treasury shares acquired (17,098 shares).........................
Common stock issued under employee benefit plans
   (1,734 treasury shares).......................................                           15,510           (49,740)
Common stock issued under dividend reinvestment plan
   (444 treasury shares).........................................                              330            (1,058)
ESOP shares committed for release (85 shares)....................                            2,587
Foreign currency translation adjustments.........................                                             (1,194)
Common dividends declared........................................                                           (291,802)
                                                                          --------      ----------        ----------
Balances at end of period........................................         $223,599      $1,252,949        $2,990,575
                                                                          ========      ==========        ==========



                                                                                         Unallocated
                                                                          Treasury          ESOP
Nine Months Ended September 30, 1996                                        stock          shares            Total
------------------------------------                                      --------       -----------     -----------

Balances at beginning of year ...................................      $  (250,465)       $(53,666)      $3,875,565
Net income ......................................................                                           453,598
Net change in unrealized gain on investments
   available-for-sale, net of tax................................                                           (33,264)
Treasury shares acquired (741 shares)............................          (28,294)                         (28,294)
Treasury shares issued in merger (7,300 shares)..................          232,630                                -
Repurchase and retirement of  common stock (1,340 shares)........                                           (57,703)
Common stock issued under employee benefit plans
   (1,575 new shares; 928 treasury shares).......................           33,079                           75,507
Common stock issued under dividend reinvestment plan
   (31 new shares) (347 treasury shares).........................           13,050                           14,740
ESOP shares committed for release (92 shares)....................                            2,250            3,704
Cash paid for fractional shares issued...........................                                              (341)
Foreign currency translation adjustments.........................                                             1,037
Common dividends declared........................................                                          (272,658)
                                                                       -----------        --------      -----------
Balances at end of period........................................      $         -        $(51,416)      $4,031,891
                                                                       ===========        ========       ==========

Nine Months Ended September 30, 1997
------------------------------------
Balances at beginning of year....................................      $  (437,580)       $(54,157)      $3,695,694
Net income.......................................................                                           596,653
Net change in unrealized gain on investments
   available-for-sale, net of tax................................                                             8,406
Treasury shares acquired (17,098 shares).........................         (986,575)                        (986,575)
Common stock issued under employee benefit plans
   (1,734 treasury shares).......................................           98,986                           64,756
Common stock issued under dividend reinvestment plan
   (444 treasury shares).........................................           23,277                           22,549
ESOP shares committed for release (85 shares)....................                            2,021            4,608
Foreign currency translation adjustments.........................                                            (1,194)
Common dividends declared........................................                                          (291,802)
                                                                       -----------        --------       ----------
Balances at end of period........................................      $(1,301,892)       $(52,136)      $3,113,095
                                                                       ===========        ========       ==========



See accompanying notes to the consolidated financial statements.



CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)


(in thousands)                                                                                    Nine Months Ended
                                                                                                     September 30,
                                                                                          ------------------------------
                                                                                              1997               1996
                                                                                          -----------        -----------

Operating Activities
--------------------
Net income .....................................................................          $   596,653        $   453,598
Adjustments to reconcile net income to net cash
provided by operating activities:
    Restructuring and merger-related charges....................................                    -            130,100
    Provision for losses on loans...............................................              143,000            188,767
    Provision for losses and writedowns on OREO.................................                2,012              2,753
    Depreciation and amortization...............................................               93,459             88,448
    Deferred income tax expense (benefit).......................................               32,250            (10,525)
    Securities gains............................................................              (14,857)           (55,476)
    (Increase) decrease in trading account assets...............................             (204,400)            90,418
    Increase (decrease) in due to factored clients..............................               77,028            (16,292)
    (Increase) decrease in interest receivable..................................              (13,895)            44,813
    Increase (decrease) in interest payable.....................................                8,776             (5,519)
    Other, net..................................................................               80,356            181,460
                                                                                          -----------        -----------
       Net Cash Provided by Operating Activities................................              800,382          1,092,545
                                                                                          -----------        -----------
Investing Activities
--------------------
Net increase in loans...........................................................           (2,462,447)        (1,895,346)
Proceeds from sales of loans....................................................              491,506            843,260
Loans originated or acquired - non-bank subsidiaries............................          (27,289,355)       (28,572,504)
Principal collected on loans - non-bank subsidiaries............................           26,758,059         28,274,066
Net increase in time deposits, principally Eurodollars..........................             (600,569)          (685,213)
Purchases of investments held-to-maturity.......................................             (445,244)          (372,596)
Purchases of investments available-for-sale.....................................             (549,954)        (1,430,753)
Proceeds from maturities of investments held-to-maturity........................              739,006          1,164,746
Proceeds from maturities of investments available-for-sale......................              678,077            767,581
Proceeds from sales of investments available-for-sale...........................               89,092            856,474
Net decrease in Federal funds sold and securities purchased under
    agreements to resell........................................................              370,995            551,235
Purchases of premises and equipment.............................................              (63,050)           (77,435)
Proceeds from sales and paydowns on OREO........................................               12,398             26,536
Other, net......................................................................               32,187             27,475
                                                                                          -----------        -----------
       Net Cash Used in Investing Activities....................................           (2,239,299)          (522,474)
                                                                                          -----------        -----------
Financing Activities
--------------------
Net increase (decrease) in deposits.............................................               13,312         (1,251,670)
Payment for sale of deposits....................................................                    -           (368,110)
Proceeds from issuance of long-term debt........................................            1,138,145            533,070
Retirement of long-term debt....................................................             (402,154)          (225,973)
Net increase in short-term funds borrowed.......................................            1,606,070            325,374
Cash dividends paid.............................................................             (297,510)          (236,987)
Purchases of treasury stock.....................................................             (986,575)           (28,294)
Repurchase and retirement of common stock.......................................                    -            (57,703)
Common stock issued under employee benefit plans................................               49,247             48,448
Other, net......................................................................               22,549             14,399
                                                                                          -----------        -----------
       Net Cash Provided by (Used in) Financing Activities......................            1,143,084         (1,247,446)
                                                                                          -----------        -----------
       Decrease In Cash And Due From Banks......................................             (295,833)          (677,375)
       ------------------------------------
       Cash and due from banks at January 1,....................................            3,462,287          3,662,143
                                                                                          -----------        -----------
       Cash and due from banks at September 30,.................................          $ 3,166,454        $ 2,984,768
                                                                                          ===========        ===========
Supplemental Disclosure of Cash Flow Information
------------------------------------------------
Cash paid during the period for:

       Interest.................................................................          $   940,995        $   863,678
                                                                                          ===========        ===========
       Income taxes.............................................................          $   191,007        $   248,505
                                                                                          ===========        ===========
Net cash received on interest rate swaps........................................          $    44,983        $    46,253
                                                                                          ===========        ===========


See accompanying notes to the consolidated financial statements.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
September 30, 1997

NOTE A -- BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements of CoreStates Financial Corp ("CoreStates") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation have been included. Certain amounts in prior periods have been reclassified for comparative purposes. Operating results for the nine-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

NOTE B -- CHANGE IN ACCOUNTING PRINCIPLES

         Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128") was issued in February 1997. FAS 128, which must be adopted on December 31, 1997, requires entities to change the method currently used to compute earnings per share and to restate earnings per share for all prior periods presented. Under FAS 128, primary earnings per share will exclude the dilutive effect of stock options and fully diluted earnings per share must include the dilutive effect of stock options even if the dilutive effect is immaterial. The impact of FAS 128 on the calculation of primary earnings per share and fully diluted earnings per share is not expected to be material.



NOTE C -- LOAN PORTFOLIO

         Loans, net of unearned discounts, consist of the following (in thousands):


                                                            September 30,             December 31,
                                                                1997                      1996
                                                           --------------            ------------

Domestic:
     Commercial, industrial and other................      $ 15,800,229              $ 13,906,646
     Real estate:
        Construction and development.................           625,910                   554,924
        Residential..................................         4,312,171                 4,226,980
        Other........................................         4,284,944                 4,541,697
                                                           ------------              ------------
             Total real estate.......................         9,223,025                 9,323,601
                                                           ------------              ------------
     Consumer:
        Installment..................................         3,260,034                 3,319,970
        Credit card..................................         1,686,941                 1,674,921
                                                           ------------              ------------
             Total consumer..........................         4,946,975                 4,994,891
                                                           ------------              ------------
     Financial institutions..........................         1,362,525                 1,153,715
     Factoring receivables...........................           564,877                   411,280
     Lease financing.................................         1,217,578                 1,232,213
                                                           ------------              ------------
             Total domestic..........................        33,115,209                31,022,346
                                                           ------------              ------------
Foreign .............................................         1,970,076                 1,754,686
                                                           ------------              ------------
             Total loans.............................      $ 35,085,285              $ 32,777,032
                                                           ============              ============



NOTE D -- OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS AND COMMITMENTS

         In the normal course of business, there are outstanding commitments and contingent liabilities which are not reflected in the financial statements. These include various financial instruments with off-balance sheet risk used in connection with CoreStates' asset and liability management and to provide for the needs of customers. These involve varying degrees of credit, interest rate and liquidity risk, but do not represent unusual risks for the Corporation and management does not anticipate any significant losses as a result of these transactions.



         The following is a summary of contractual or notional amounts of off-balance sheet commitments and derivative financial instruments (in thousands):

                                                                        September 30,           December 31,
                                                                            1997                    1996
                                                                        -------------           ------------

Standby letters of credit, net of participations..................      $  1,889,145            $  1,630,621
Commercial letters of credit......................................         1,503,337               1,262,593
Commitments to extend credit......................................        17,250,051              15,396,553
Unused commitments under credit card lines........................         4,493,830               4,173,013
When-issued securities:
     Commitments to purchase......................................            15,990                   1,770
     Commitments to sell..........................................           110,000                  75,120
Whole mortgage loans and securities:
     Commitments to purchase......................................            17,048                  17,280
     Commitments to sell..........................................            41,195                   7,965
Loans sold with recourse and loan servicing
     acquired with recourse.......................................           316,038                 361,410
Interest rate futures contracts:
     Commitments to purchase......................................         1,825,900               4,489,800
Commitments to purchase foreign and U. S. currencies..............         2,728,984               1,766,122
Interest rate swaps, notional principal amounts...................        11,068,963               9,850,708
Interest rate caps and floors:
     Written......................................................         1,728,073                 908,799
     Purchased....................................................         2,802,353               2,039,331
Tender option bonds...............................................           471,395                 148,711
Treasury float contracts..........................................           256,546                 270,358
Other derivative financial instruments............................           864,199                 597,261


REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
CoreStates Financial Corp

We have audited the accompanying consolidated balance sheets of CoreStates Financial Corp as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1995 or 1994 financial statements of Meridian Bancorp, Inc. and United Counties Bancorporation, which statements reflect combined total assets of 35.6% as of December 31, 1995 and combined net interest income constituting 31.3% and 32.8% of the related consolidated totals for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion, insofar as it relates to data included for Meridian Bancorp, Inc. and United Counties Bancorporation, is based solely on the reports of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CoreStates Financial Corp at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                              /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
January 22, 1997

CoreStates Financial Corp and Subsidiaries CONSOLIDATED STATEMENT OF INCOME (in thousands, except per share amounts)

                                                                                         Year Ended December 31,
                                                                                ---------------------------------------
                                                                                   1996           1995          1994
                                                                                ----------     ----------    ----------
INTEREST INCOME
Interest and fees on loans:
  Taxable income .............................................................   $2,845,898   $2,902,265   $2,484,660
  Tax exempt income ..........................................................       25,335       30,390       34,023
Interest on investment securities:
  Taxable income .............................................................      254,576      349,138      365,298
  Tax exempt income ..........................................................       23,190       31,018       38,180
Interest on time deposits in banks ...........................................      122,752      121,993       70,996
Interest on Federal funds sold,
 securities purchased
 under agreements to resell and
 other .......................................................................       26,453       40,276       21,402
                                                                                 ----------   ----------   ----------
  Total interest income ......................................................    3,298,204    3,475,080    3,014,559
                                                                                 ----------   ----------   ----------
INTEREST EXPENSE
Interest on deposits:
  Domestic savings ...........................................................      295,650      396,176      280,532
  Domestic time ..............................................................      497,956      492,610      370,373
  Overseas branches and subsidiaries .........................................       48,174       52,261       29,602
                                                                                 ----------   ----------   ----------
     Total interest on deposits ..............................................      841,780      941,047      680,507
Interest on short-term funds
 borrowed ....................................................................      153,129      214,119      149,618
Interest on long-term debt ...................................................      161,811      152,989      116,419
                                                                                 ----------   ----------   ----------
     Total interest expense ..................................................    1,156,720    1,308,155      946,544
                                                                                 ----------   ----------   ----------
  Net interest income ........................................................    2,141,484    2,166,925    2,068,015
Provision for losses on loans ................................................      228,767      144,002      279,195
                                                                                 ----------   ----------   ----------
  Net interest income after
  provision for losses on loans ..............................................    1,912,717    2,022,923    1,788,820
                                                                                 ----------   ----------   ----------
NON-INTEREST INCOME
Service charges on deposit accounts ..........................................      243,696      244,439      239,811
Trust income .................................................................      167,138      162,776      153,214
Fees for international services ..............................................      101,761       94,396       87,364
Debit and credit card fees ...................................................       74,707       83,812       80,482
Income from investment in EPS, Inc. ..........................................       29,902       30,114       31,800
Income from trading activities ...............................................       25,216       35,403       23,360
Securities gains .............................................................       59,512       31,475       18,283
Other gains ..................................................................        8,200       26,400         --
Other operating income .......................................................      188,943      173,407      154,173
                                                                                 ----------   ----------   ----------
  Total non-interest income ..................................................      899,075      882,222      788,487
                                                                                 ----------   ----------   ----------
NON-FINANCIAL EXPENSES
Salaries, wages and benefits .................................................      826,442      904,377      947,903
Net occupancy ................................................................      157,358      159,530      162,003
Equipment expenses ...........................................................      120,602      118,532      117,659
Restructuring and merger-related
 charges .....................................................................      139,702      138,600      107,119
Other operating expenses .....................................................      532,724      564,489      583,558
                                                                                 ----------   ----------   ----------
  Total non-financial expenses ...............................................    1,776,828    1,885,528    1,918,242
                                                                                 ----------   ----------   ----------
INCOME BEFORE INCOME TAXES ...................................................    1,034,964    1,019,617      659,065
Provision for income taxes ...................................................      385,820      364,441      225,859
                                                                                 ----------   ----------   ----------
NET INCOME ...................................................................   $  649,144   $  655,176   $  433,206
                                                                                 ==========   ==========   ==========
PER COMMON SHARE DATA (Based on weighted average shares outstanding of 218.812 million in 1996, 222.268 million in 1995 and 226.234 million in 1994)
Net income ...................................................................   $     2.97   $     2.95   $     1.91
                                                                                 ==========   ==========   ==========
Cash dividends declared ......................................................   $     1.73   $     1.44   $     1.24
                                                                                 ==========   ==========   ==========



See accompanying notes to the financial statements.

CoreStates Financial Corp and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in thousands)


                                                                                         December 31,
                                                                                 ---------------------------
                                                                                   1996             1995
                                                                                 -----------      ----------
ASSETS
Cash and due from banks ......................................................   $  3,462,287    $  3,662,143
Time deposits, principally Eurodollars .......................................      2,443,154       1,909,260
Federal funds sold and securities
 purchased under agreements to resell ........................................        509,694         719,937
Trading account assets .......................................................        122,317         147,218
Investment securities available-for-sale .....................................      2,394,166       2,572,315
Investment securities held-to-maturity
 (market value: 1996-$1,692,243;
 1995-$3,075,964) ............................................................      1,689,058       3,059,917
Total loans, net of unearned discounts
 of $204,521 in 1996 and $232,077 in 1995 ....................................     32,777,032      31,714,152
 Less: Allowance for loan losses .............................................       (710,327)       (670,265)
                                                                                 ------------    ------------
      Net loans ..............................................................     32,066,705      31,043,887
                                                                                 ------------    ------------
Due from customers on acceptances ............................................        738,077         560,707
Premises and equipment .......................................................        625,876         664,279
Other assets .................................................................      1,442,860       1,657,579
                                                                                 ------------    ------------
      Total assets ...........................................................   $ 45,494,194    $ 45,997,242
                                                                                 ============    ============
LIABILITIES
Deposits:
 Domestic:
      Non-interest bearing ...................................................   $  9,330,445    $  8,937,147
      Interest bearing .......................................................     22,986,955      23,883,726
 Overseas branches and subsidiaries ..........................................      1,409,756       1,142,947
                                                                                 ------------    ------------
            Total deposits ...................................................     33,727,156      33,963,820
                                                                                 ------------    ------------
Short-term funds borrowed ....................................................      2,633,157       3,677,013
Bank acceptances outstanding .................................................        727,728         549,048
Other liabilities ............................................................      1,661,162       1,719,697
Long-term debt ...............................................................      3,049,297       2,212,099
                                                                                 ------------    ------------
      Total liabilities ......................................................     41,798,500      42,121,677
                                                                                 ------------    ------------


COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY
Preferred stock: authorized 10.0 million
 shares; no shares issued ....................................................           --              --
Common stock: $1 par value; authorized
 350.0 million shares; issued 223.6 million shares in 1996 and 230.2 million shares in 1995 (including treasury shares of 8.9 million in 1996 and 7.8 million in 1995, and unallocated shares held by Employee Stock Ownership Plan
 ("ESOP") of 2.3 million in 1996 and
 2.3 million in 1995) ........................................................        223,599         230,231
Other common shareholders' equity, net .......................................      3,472,095       3,645,334
                                                                                 ------------    ------------
      Total shareholders' equity .............................................      3,695,694       3,875,565
                                                                                 ------------    ------------
      Total liabilities and
       shareholders' equity ..................................................   $ 45,494,194    $ 45,997,242
                                                                                 ============    ============

See accompanying notes to the financial statements

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(in thousands)


                                              Common        Capital       Retained      Treasury    Unallocated
                                               stock        surplus       earnings       stock      ESOP shares    Total
                                          ------------   -----------   ------------   ----------    -----------    -----------

Balances at December 31, 1993...........  $    230,050    $1,194,872    $ 2,287,406   $   (7,819)                   $3,704,509

Net income..............................                                    433,206                                    433,206
Net change in unrealized gain on
 investments available-for-sale, net of
 tax....................................                                    (66,095)                                   (66,095)
Acquisition of Germantown Savings Bank
 (5,880 treasury shares)................                                     (8,605)    156,361                        147,756
Stock issued in other acquisitions (190
 new shares)............................           190        6,782                                                      6,972
Treasury shares acquired (8,598 shares).                                                (228,963)                     (228,963)
Repurchase and retirement of common
 stock (1,016 shares)...................        (1,016)      (6,646)        (17,226)                                   (24,888)
Common stock issued under employee
 benefit plans (567 new shares; 688
 treasury shares).......................           567        6,097          (6,410)      18,456                        18,710
Common stock issued under dividend
 reinvestment plan (450 treasury shares)                       (447)           (483)      12,306                        11,376
Purchase of shares for Employee Stock
 Ownership Plan (1,574 shares)..........                                                               $(35,568)       (35,568)
Conversion of subordinated debt (36 new
 shares; 909 treasury shares)...........            36                       (2,001)      25,362                        23,397
Cash paid for fractional shares.........                                        (83)                                       (83)
Foreign currency translation adjustments                                         52                                         52
Common dividends declared...............                                   (259,449)                                  (259,449)
                                            ----------    ----------     ----------   ----------     ----------     ----------
Balances at December 31, 1994...........       229,827     1,200,658      2,360,312      (24,297)       (35,568)     3,730,932

Net income..............................                                    655,176                                    655,176
Net change in unrealized gain on
 investments available-for-sale, net of
 tax....................................                                     41,187                                     41,187
Treasury shares acquired (10,307 shares)                                                (335,528)                     (335,528)
Repurchase and retirement of common
 stock (595 shares).....................         (595)        (4,093)       (12,446)                                   (17,134)
Common stock issued under employee
 benefit plans (1,002 new shares;
      3,089 treasury shares)............          999         26,825        (25,483)      96,670                        99,011
Common stock issued under dividend
 reinvestment plan (417 treasury shares)                          (9)            (2)      12,690                        12,679
Purchase of shares for Employee Stock
 Ownership Plan (876 shares)............                                                               (20,922)         (20,922)
Employee Stock Ownership Plan shares
 committed for release (123 shares).....                       1,786                                     2,824            4,610
Cash paid for fractional shares.........                                        (24)                                        (24)
Foreign currency translation adjustments                                        (29)                                        (29)
Common dividends declared...............                                   (294,393)                                   (294,393)
                                            ----------    ----------     ----------   ----------    ----------       ----------
Balances at December 31, 1995...........       230,231     1,225,167      2,724,298     (250,465)      (53,666)       3,875,565



(continued)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(in thousands)



                                             Common        Capital       Retained      Treasury    Unallocated
                                             stock         surplus       earnings        stock     ESOP shares        Total
                                          ------------   -----------   ------------   ----------   -----------     -----------

Net income..............................                                    649,144                                  649,144
Net change in unrealized gain on
 investments
  available-for-sale, net of tax........                                    (25,070)                                 (25,070)
Treasury shares acquired (11,055 shares)                                                (533,932)                   (533,932)
Treasury shares issued in merger (7,300
 shares)................................        (7,300)      (33,288)      (192,042)     232,630                          -
Repurchase and retirement of
common stock (1,340 shares).............        (1,340)      (43,559)       (12,804)                                 (57,703)
Common stock issued under employee
 benefit plans (1,824 new shares;
 2,330 treasury shares).................         1,824        75,618        (48,119)     100,826                     130,149
Common stock issued under dividend
 reinvestment plan (184 new shares;
 353 treasury shares)...................           184         8,225            (68)      13,361                      21,702
Purchase of shares for Employee
Stock Ownership Plan (65 shares)........                         (38)                                   (3,509)       (3,547)
Employee stock ownership plan shares
 committed for release (126 shares).....                       2,397                                     3,018         5,415
Cash paid for fractional shares.........                                       (342)                                    (342)
Foreign currency translation adjustments                                      5,448                                    5,448
Common dividends declared...............                                   (371,135)                                (371,135)
                                          ------------   -----------   ------------   ----------   -----------     -----------
Balances at December 31, 1996...........   $   223,599    $1,234,522     $2,729,310    $(437,580)     $(54,157)    $3,695,694
                                          ============   ===========   ============   ==========   ===========     ===========


See accompanying notes to the financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)


                                                                    Year Ended December 31,
                                                         ----------------------------------------------
OPERATING ACTIVITIES                                         1996             1995           1994
                                                         -------------  --------------  ---------------

Net income............................................   $    649,144    $    655,176     $    433,206
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Restructuring and merger-related charges...........        139,702         138,600          107,119
   Provision for losses on loans......................        228,767         144,002          279,195
   Provision for losses and writedowns
     on other real estate owned.......................          3,387          15,971           14,596
   Depreciation and amortization......................        110,512         122,996          139,305
   Deferred income tax expense........................          9,156          28,420           41,847
   Securities gains...................................        (59,512)        (31,475)         (18,283)
   Gains on sale of mortgage servicing................              -          (2,387)            (867)
   Other gains........................................         (8,200)        (26,400)               -
   (Increase) decrease in trading account assets......         24,901         200,833          (18,392)
   Increase (decrease) in due to factored clients.....          1,805         (86,921)          41,262
   (Increase) decrease in interest receivable.........         45,046           2,009          (33,548)
   Increase in interest payable.......................         10,163          45,044           26,026
   Other, net.........................................        115,877        (117,411)        (102,895)
                                                         ------------    ------------     ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES.............      1,270,748       1,088,457          908,571
                                                         ------------    ------------     ------------

INVESTING ACTIVITIES
Net increase in loans.................................     (2,896,402)     (1,832,179)      (1,310,777)
Proceeds from sales of loans..........................      1,577,270       1,087,732        1,130,918
Loans originated or acquired--non-bank
 subsidiaries.........................................    (39,054,032)    (35,767,440)     (33,760,035)
Principal collected on loans--non-bank
 subsidiaries.........................................     39,039,627      35,407,667       33,399,764

Net increase in time deposits, principally
 Eurodollars..........................................       (533,894)        (33,172)        (452,747)
Purchases of investments held-to-maturity.............       (490,995)       (686,652)      (2,386,505)
Purchases of investments available-for-sale...........     (2,062,012)       (589,327)        (711,227)
Proceeds from maturities of  investments
 held-to-maturity.....................................      1,524,670       2,175,780        2,911,632
Proceeds from maturities of investments
 available-for-sale...................................        854,898         161,477          386,142
Proceeds from sales of investments
 available-for-sale...................................      1,500,504         546,728          767,453
Net (increase) decrease in Federal funds
 sold and securities purchased under
 agreements to resell.................................        210,243         203,693         (646,409)
Purchases of premises and equipment...................       (101,469)       (125,216)        (147,308)
Proceeds from sales and paydowns on other
 real estate owned....................................         31,465          66,834           78,057
Purchase of Germantown Savings
 Bank, net of cash acquired...........................              -               -          (74,053)
Net cash provided by other acquisitions...............              -               -          379,318
Other, net............................................        141,063          11,303           39,357
                                                         ------------    ------------     ------------
 NET CASH PROVIDED BY (USED IN) INVESTING
    ACTIVITIES........................................       (259,064)        627,228         (396,420)
                                                         ------------    ------------     ------------


(continued)

(in thousands)


                                                                    Year Ended December 31,
                                                         ---------------------------------------------
                                                             1996            1995             1994
                                                         ------------    ------------     ------------

FINANCING ACTIVITIES
Net increase (decrease) in deposits.................          172,155        (660,745)     (1,013,622)
Payment for sales of deposits.......................         (368,110)       (154,360)              -
Proceeds from issuance of long-term debt............        1,340,099         582,251         480,433
Retirement of long-term debt........................         (501,165)       (533,480)       (306,452)
Net increase (decrease) in short-term
 funds borrowed.....................................       (1,043,856)        215,764         694,499
Cash dividends paid.................................         (328,114)       (286,565)       (245,962)
Purchases of treasury stock.........................         (533,932)       (335,528)       (228,963)
Purchases of ESOP shares............................                -               -         (35,568)
Funds transferred to Trust for future
 ESOP purchases.....................................                -               -         (24,432)
Repurchase and retirement of common stock...........          (57,703)        (17,134)        (24,888)
Common stock issued under employee benefit
 plans..............................................           87,726          99,011          18,710
Other, net..........................................           21,360          12,655          11,293
                                                          -----------     -----------     -----------
NET CASH USED IN FINANCING ACTIVITIES...............       (1,211,540)     (1,078,131)       (674,952)
                                                          -----------     -----------     -----------
INCREASE (DECREASE) IN CASH AND DUE
   FROM BANKS.......................................         (199,856)        637,554        (162,801)
Cash and due from banks at January 1,...............        3,662,143       3,024,589       3,187,390
                                                          -----------     -----------     -----------
CASH AND DUE FROM BANKS AT DECEMBER 31,.............      $ 3,462,287     $ 3,662,143     $ 3,024,589
                                                          ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the year for:
   Interest.........................................      $ 1,146,557     $ 1,263,681     $   918,503
                                                          ===========     ===========     ===========
   Income taxes.....................................      $   331,940     $   284,987     $   189,918
                                                          ===========     ===========     ===========


See accompanying notes to the financial statements.

NOTES TO THE FINANCIAL STATEMENTS
(dollar amounts in thousands)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include the accounts of CoreStates Financial Corp ("the Corporation") and all of its subsidiaries, including:
CoreStates Bank, N.A. ("CBNA"); CoreStates Bank of Delaware, N.A. ("CBD"); Congress Financial Corporation; and CoreStates Capital Corp ("CSCC"). All material intercompany transactions have been eliminated. The financial statements include the consolidated accounts of Meridian Bancorp, Inc. ("Meridian") which was acquired on April 9, 1996 in a transaction accounted for under the pooling of interests method of accounting. On February 23, 1996, Meridian acquired United Counties Bancorporation ("United Counties") in a transaction accounted for as a pooling of interests. The consolidated accounts of Meridian include United Counties for all periods presented. Certain amounts in prior years have been reclassified for comparative purposes.

The Corporation is a bank holding company incorporated under the laws of the Commonwealth of Pennsylvania, primarily operating in the eastern Pennsylvania, northern Delaware and the central and southern New Jersey markets. Through its subsidiaries, the Corporation is engaged in the business of providing global and specialized banking (including international banking services), regional banking, retail credit services, trust and asset management and third party processing services to a diversified customer base.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Changes in accounting principles

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") was issued in October 1995 to establish accounting and reporting standards for stock-based employee compensation plans such as stock option and restricted stock plans ("stock-based plans"). FAS 123 defines a fair value method of accounting for measuring compensation expense for stock-based plans and encourages all entities to adopt that method of accounting. However, FAS 123 also permits entities to continue to measure compensation expense for stock-based plans using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees."

Under the fair value method, compensation expense would be measured as the value of an award under a stock-based plan on the date the award is granted, and would be recognized over the vesting period of the award. Under the intrinsic value method, compensation expense is measured as the excess, if any, of the market price of the stock underlying the award on the date the award is granted, over the exercise price. Under the Corporation's stock-based long-term incentive plan, awards have no intrinsic value on the date of grant as the exercise price equals the market price on that date. The Corporation did not adopt the fair value method of accounting for stock-based plans, and will continue to use the intrinsic value method to measure compensation expense.

Effective January 1, 1995, the Corporation adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114") and Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" ("FAS 118"). FAS 114 addresses accounting for impairment of certain loans and requires that impaired loans within the scope of FAS 114 be measured based on the present value of expected cash flows discounted at the loan's effective interest rate, or be measured at the loan's observable market price or the fair value of its collateral. FAS 118 amended the income recognition policies and clarified disclosure requirements of FAS 114. The adoption of these standards did not have an impact on CoreStates' provision for loan losses or allowance for loan losses, nor change CoreStates' methodology for recognizing income on impaired loans.

Income taxes

Under the asset and liability method used by the Corporation to provide for income taxes, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

The Corporation and its subsidiaries file a consolidated Federal income tax return.

Investments

Held-to-maturity securities, consisting primarily of debt securities, are carried at cost adjusted for amortization of premiums and accretion of discounts, both computed on the interest method. The Corporation has both the ability and positive intent to hold these securities until maturity. Trading account assets are carried at market value. Gains on trading account assets include both realized and unrealized gains and losses on the portfolio. All other securities are classified as available-for-sale and are carried at fair value, with unrealized gains and losses, net of tax, reported as a component of shareholders' equity. The net unrealized gain on available-for-sale securities included in retained earnings was $26,555 at December 31, 1996 and $51,625 at December 31, 1995. Realized securities gains and losses are determined using the adjusted cost of a specific security sold.

Interest and dividends on investment securities are recognized as income when earned.

Loans

Interest on commercial loans is recognized on the daily principal amounts outstanding. Loan fees are generally considered adjustments of interest rate yields and are amortized into interest income on loans over the terms of the related loans. Interest on installment loans is principally recognized on the interest method.

Commercial loans are placed on a non-accrual status, generally recognizing interest as income when received, when, in the opinion of management, the collectability of principal or interest payments becomes doubtful or when such payments are 90 days or more past due, unless the loan is well secured and in the process of collection. The deferral or non-recognition of interest does not constitute forgiveness of the borrower's obligation.

Consumer loans, excluding residential mortgage loans and credit card loans, are charged off after reaching 90 days past due. Residential mortgage loans are placed on non-accrual status after reaching 120 days past due and are written down to the fair value of underlying collateral at that time. Credit card loans are charged off after reaching 150 days past due. Prior to the second quarter of 1996, credit card loans were charged off after reaching 180 days past due.

Other real estate owned

When a property is acquired through foreclosure of a loan secured by real estate, that property is recorded at the lower of the cost basis in the loan or the estimated fair value of the property less estimated disposal costs. Writedowns at the time of foreclosure are charged against the allowance for loan losses. Subsequent writedowns for changes in the fair value of the property are charged to other non-financial expense.

Allowance for loan losses

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated probable credit losses. Factors included in management's determination of an adequate level of allowance for loan losses are a statistical analysis of historical loss levels throughout an economic cycle and one year of projected charge-offs, establishing a minimum level below which the allowance for loan losses is considered inadequate and a maximum level above which is considered inappropriate. A quarterly evaluation of loss potential on specific credits, products, industries, portfolios and markets, as well as indicators for loan growth, the economic environment and concentrations assist in validating the position of the allowance for loan losses within those boundaries. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The Corporation adopted FAS 114 effective January 1, 1995. Under FAS 114, the allowance for loan losses related to "impaired loans" is based on discounted cash flows using the impaired loan's initial effective interest rate as the discount rate, or the fair value of the collateral for collateral dependent loans. A loan is impaired when it meets the criteria to be placed on non-accrual status or is a renegotiated loan. Loans which are evaluated for impairment pursuant to FAS 114 are assessed on a loan-by-loan basis, and include only commercial non-accrual and renegotiated loans. Large groups of smaller balance homogeneous loans, such as credit cards, lease financing receivables, loans secured by first and second liens on residential properties, and other consumer loans are evaluated collectively for impairment.

Additions to the allowance arise from the provision for loan losses charged to operations or from the recovery of amounts previously charged off. Loan charge-offs reduce the allowance. Loans are charged off when there has been permanent impairment of the related carrying values.

Premises and equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed, generally, on the straight-line method at rates based on the following range of lives: buildings - 10 to 45 years; equipment - 3 to 12 years; and leasehold improvements - 3 to 15 years.

Retirement plans

The Corporation maintains non-contributory defined benefit pension plans for substantially all employees. Benefits are primarily based on the employee's years of credited service, average annual salary and primary social security benefit, as defined in the plans. It is the Corporation's policy to fund the plans on a current basis to the extent deductible under existing tax regulations.

The Corporation provides postretirement health care and life insurance benefits for substantially all retired employees. In order to participate in the health care plan, an employee must retire with at least 10 years of service. The postretirement health care plan is contributory, with retiree contributions based on years of service. It is the Corporation's policy to fund these plans on a current basis to the extent deductible under existing tax regulations.

Employee Stock Ownership Plan ("ESOP")

Compensation expense was recognized based on the average fair value of shares committed to be released to employees. Effective January 1, 1997, the ESOP was combined with the Corporation's 401(k) Savings Plan. The remaining shares in the ESOP will be released to substantially all employees and will be recorded as a portion of the Corporation's match of employee contributions to the 401(k) Savings Plan.

Foreign exchange/currency

Forward exchange contracts are valued at current rates of exchange. Gains or losses on forward exchange contracts intended to hedge an identifiable foreign currency commitment, if any, are deferred and included in the measurement of the related foreign currency transaction. All other gains or losses on forward exchange contracts are included in fees for international services.

Currency gains and losses in connection with non-dollar denominated loans and deposits, which are included in interest income and expenses, are recognized pro rata over the contract terms. Foreign currency translation adjustments are recorded directly to retained earnings. The cumulative foreign currency translation gain (loss) was $3,848, $(1,600) and $(1,571) at December 31, 1996, 1995 and 1994, respectively.

Derivative interest rate contracts

The Corporation uses various interest rate contracts such as, interest rate swaps, futures, forward rate agreements, caps and floors, tender option bonds, Treasury float agreements, and forward commitments to purchase and sell loans and securities, primarily to manage the interest rate risk of specific assets, liabilities or anticipated transactions, to manage interest rate risk in securities trading positions and to provide for the needs of its customers. For contracts held for purposes other than trading, gains or losses are deferred and recognized as adjustments to interest income or expense of the underlying assets or liabilities and the interest differentials are recognized as adjustments of the related interest income or expense. Gains or losses resulting from early terminations of these contracts are deferred and amortized over the remaining term of the underlying assets or liabilities. Any fees received or disbursed which represent adjustments to the yield on interest rate contracts are capitalized and amortized over the term of the interest rate contracts. If the underlying assets or liabilities related to a derivative matures, is sold, extinguished, or terminates, the amount of the previously unrecognized gain or loss is recognized at that time in the consolidated income statement.

The Corporation's trading and customer-related derivative positions mostly include tender option bonds, Treasury float agreements, and forward commitments to purchase and sell loans and securities, and interest rate caps, floors, and swaps. Tender option bonds represent a contingent liability to purchase securities. Gains and losses and net interest spread earned on these products are included in non-interest income. Treasury float agreements represent purchased option contracts. Forward commitments to purchase and sell loans and securities consist primarily of forward commitments to sell mortgage-backed securities, which are used to hedge mortgage loans held in the trading account. These commitments are marked to fair value with unrealized gains and losses recorded in income from trading activities. Contracts held or issued for customers are valued at market with gains or losses included in income from trading activities.

Earnings per common share

Earnings per common share for all periods presented are based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents (primarily stock options) does not have a materially dilutive effect on earnings per share. For purposes of computing earnings per share, shares committed to be released and shares allocated in the ESOP are considered outstanding.

Treasury stock

The purchase of the Corporation's common stock is recorded at cost. At the date of subsequent reissuance, the treasury stock account is reduced by the cost of shares reissued on a last-in-first-out basis.

Cash dividends declared per share

Cash dividends declared per share for the periods prior to the acquisitions of Meridian on April 9, 1996, Independence Bancorp, Inc. on June 27, 1994 and Constellation Bancorp on March 16, 1994 assume that the Corporation would have declared cash dividends equal to the cash dividends per share actually declared by the Corporation.

2. ACQUISITIONS

Purchase acquisition

On December 2, 1994, the Corporation purchased Germantown Savings Bank ("Germantown"), a Pennsylvania chartered stock savings bank with $1.6 billion in assets and $1.4 billion in deposits at the time of the acquisition. Under the terms of the transaction, each of Germantown's 4.15 million shares of common stock was exchanged for a combination of the Corporation's common stock, equal to approximately 55% of the $62 per Germantown share purchase price, and cash, equal to approximately 45% of the purchase price. As a result of this acquisition, 5.9 million shares of the Corporation's common stock were issued out of treasury stock. The transaction had a total value of approximately $260 million and was accounted for under the purchase method of accounting. Accordingly, the results of operations of Germantown have been included since the date of acquisition. Under this method of accounting, the purchase price is allocated to the respective assets acquired and liabilities assumed based on their estimated fair values, net of applicable income tax effects. Intangible assets of $183 million, including $140 million of goodwill, were created in this transaction. Goodwill is being amortized to other operating expense on a straight-line basis over 15 years.

A summary of unaudited pro forma combined financial information for the year ended December 31, 1994 for the Corporation and Germantown as if the transaction had occurred on January 1, 1994 is as follows:

Net interest income.....  $2,135,969
Non-interest income.....     797,961
Net income..............     451,063
Per common share........       $1.94
Average common shares
  outstanding...........     232,180

Pooling acquisition

On April 9, 1996, the Corporation acquired Meridian, a Pennsylvania bank holding company with $15.2 billion in assets and $12.1 billion in deposits. The Corporation issued approximately 81.1 million shares of common stock to shareholders of Meridian based on an exchange ratio of 1.225 shares of the Corporation's common stock for each share of Meridian common stock. At a February 6, 1996 shareholders' meeting, the Corporation's shareholders approved an increase in the number of authorized shares from 200 million to 350 million. On February 23, 1996, Meridian acquired United Counties, a New Jersey bank holding company with $1.6 billion in assets in a transaction accounted for as a pooling of interests. Accordingly, the consolidated accounts of Meridian include United Counties for all periods presented.

The Meridian acquisition was accounted for under the pooling of interests method of accounting; accordingly, the consolidated financial statements include the consolidated accounts of Meridian for all periods presented. Financial information on a separate company basis for the two years ended December 31, 1995 for the Corporation and Meridian (including United Counties) was as follows:

                                                     1995                        1994
                                          --------------------------  ----------------------------
                                              The       (Unaudited)       The        (Unaudited)
                                          Corporation    Meridian     Corporation     Meridian
                                          ------------  ------------  ------------  --------------

Net interest income.....................    $1,488,534     $678,391     $1,389,369    $678,646
Provision for losses on loans...........       105,000       38,877        246,900      27,261
Non-interest income.....................       605,666      276,556        562,264     226,223
Non-financial expenses..................     1,274,398      612,695      1,317,561     608,736
Provision for income taxes..............       262,565      101,372        141,810      82,992
Income before cumulative effect of a
 change in accounting principle.........       452,237      202,003        245,362     185,880
Cumulative effect of a change in
 accounting principle...................             -            -                     (2,730)(a)
Net income..............................       452,237      202,003        245,362     183,150


Income per share before cumulative
 effect of a change in accounting
 principle..............................    $     3.22     $   3.03     $     1.73    $   2.72
Net income per share....................          3.22         3.03           1.73        2.68
Cash dividends declared.................          1.44         1.45           1.24        1.34

----------

(a) Meridian adopted FAS 112 on January 1, 1994, the date required under that statement, and recognized a charge of $4,200, $2,730 after-tax, as the cumulative effect of a change in accounting principle. CoreStates adopted FAS 112 on January 1, 1993. As permitted under pooling of interests accounting, the restated consolidated financial statements are prepared as if Meridian also adopted FAS 112 effective January 1, 1993.

The restated consolidated statements of income for 1995 and 1994 reflect a conforming accounting adjustment for Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). The Corporation elected to recognize immediately the January 1, 1992 transitional liability of $128,706 pre-tax, $84,946 after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992. Meridian adopted FAS 106 on January 1, 1993, the date required under that statement. As permitted by FAS 106, Meridian elected to amortize its liability over 20 years. As permitted under pooling of interests accounting, the restated financial information is prepared as if Meridian adopted FAS 106 effective January 1, 1992 and immediately recognized the $28,827, $18,738 after-tax, transitional liability. Restated salaries, wages and benefits have been adjusted accordingly.

3. FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires disclosure of fair value information about financial instruments, whether or not required to be recognized in the balance sheet, for which it is practicable to estimate that value. FAS 107 defines a financial instrument as cash, evidence of ownership interest in an entity, or a contractual obligation or right that will be settled with another financial instrument.

In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Fair value estimates derived through those techniques cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The following table summarizes the carrying amount and fair value estimates of financial instruments at December 31, 1996 and 1995.

                                                        1996                               1995
                                          ---------------------------------  ---------------------------------
                                             Carrying                           Carrying
                                            or Notional          Fair          or Notional          Fair
                                              Amount            Value            Amount            Value
                                          ---------------  ----------------  ---------------  ----------------
Assets:
Cash and short-term assets...............     $ 6,415,135      $ 6,415,135       $ 6,291,340      $ 6,291,340
Investment securities....................       4,083,224        4,086,409         5,632,232        5,648,279
Trading account assets...................         122,317          122,317           147,218          147,218
Net loans, excluding leases..............      30,834,492       30,837,703        29,876,531       30,293,254

Liabilities:
Demand and savings deposits..............      22,629,513       22,629,513        23,063,053       23,063,053
Time deposits, including overseas
 branches and subsidiaries...............      11,097,643       11,321,471        10,900,767       11,065,260
Short-term borrowings....................       2,633,157        2,633,157         3,677,013        3,677,013
Long-term debt...........................       3,049,297        3,059,173         2,212,099        2,266,725

Off-balance sheet asset (liability):
Letters of credit........................       2,893,214          (28,931)        2,873,265          (27,659)
Commitments to extend credit.............      19,569,566          (21,204)       18,438,277          (16,135)
Mortgage loans sold and loan servicing


   acquired with recourse................         361,410           (9,637)          434,628          (12,260)
Derivative financial instruments.........      20,173,225           96,629        16,091,322          237,649


Fair value estimates, methods, and assumptions for the Corporation's financial instruments are set forth below:

Cash and due from banks and short-term instruments - The carrying amounts reported in the balance sheet for cash and due from banks and short-term instruments approximate their fair values. Short-term instruments include: time deposits; Federal funds sold; and securities purchased under agreements to resell, all of which generally have original maturities of less than 90 days.

Investment securities - Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Trading account assets - Fair values for the Corporation's trading account assets, which also are the amounts recognized in the balance sheet, are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments or are derived from pricing models or formulas using discounted cash flows.

Loans - Fair values are estimated for loans in groups with similar financial and risk characteristics. Loans are segregated by type including: commercial and industrial; commercial real estate; residential real estate; credit card and other consumer; financial institutions; factoring receivables; and foreign. Each loan type is further segmented into fixed and variable rate interest terms and by performing and non-performing categories in order to estimate fair values.

The fair value of fixed-rate performing loans is calculated by discounting scheduled principal and interest cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan type at December 31, 1996 and 1995. The estimate of maturity is based on the Corporation's historical experience with repayments for each loan type, modified by an estimate of the effect of current economic and lending conditions. For performing residential mortgage loans, fair value is estimated by referring to secondary market source pricing.

For credit card loans, cash flows and maturities are estimated based on contractual interest rates and historical experience and are discounted using secondary market rates adjusted for differences in servicing and credit costs. This estimate does not include the benefit that relates to cash flows which could generate from new loans to existing cardholders over the remaining life of the portfolio.

For variable rate loans that reprice frequently and which have experienced no significant change in credit risk, fair values are based on carrying amounts.

Fair value for non-performing loans is based on discounting estimated cash flows using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding cash flows and discount rates are determined using available market information and specific borrower information.

Deposit liabilities - The fair values disclosed for demand deposits (non-interest bearing checking accounts, NOW accounts, savings accounts, and money market accounts) are, by FAS 107 definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates offered on certificates at December 31, 1996 and 1995, respectively, to an estimate of aggregate expected maturities for those certificates of deposit.

The estimated fair values do not include the benefit that results from funding provided by core deposit liabilities as compared to the cost of borrowing funds in the financial markets.

Short-term funds borrowed - The carrying amounts of Federal funds purchased, securities sold under agreements to repurchase, commercial paper and other short-term borrowings approximate their fair values.

Long-term debt - The fair values for long-term debt are based on quoted market prices where available. If quoted market prices are not available, fair values are estimated using discounted cash flow analyses based on the Corporation's borrowing rates at December 31, 1996 and 1995 for comparable types of borrowing arrangements.

Off-balance sheet derivative financial instruments and commitments - Fair values for the Corporation's futures, forwards, interest rate swaps, options, interest rate caps and floors, foreign exchange contracts, tender option bonds and Treasury float contracts are based on quoted market prices (futures); current settlement values (forwards); quoted market prices of comparable instruments (foreign currency exchange contracts); or, if there are no directly comparable instruments, on pricing models or formulas using current assumptions (interest rate swaps, interest rate caps and floors, tender option bonds, Treasury float contracts and options). The fair value of commitments to extend credit, other than credit card lines, is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The value of commitments to extend credit under credit card lines is embodied in the benefit that relates to estimated cash flows from new loans expected to be generated from existing cardholders over the remaining life of the portfolio.

The fair value of standby and commercial letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate the agreements or otherwise settle the obligations with the counterparties.

4. LOAN PORTFOLIO

The following are summaries of certain loan categories, net of unearned discounts, for the two years ended December 31, 1996 (in thousands):

                                               1996         1995
Domestic loans:
 Commercial, industrial and other.......   $13,906,646  $12,597,470
 Real estate loans:
  Construction and development..........       554,924      607,845
  Residential...........................     4,676,016    5,648,661
  Other, primarily commercial mortgages
   and commercial loans secured by
   owner-occupied real estate...........     4,541,697    4,712,473
                                           -----------  -----------
    Total real estate loans.............     9,772,637   10,968,979
                                           -----------  -----------
 Consumer loans:
  Installment...........................     2,870,934    2,912,670
  Credit card...........................     1,674,921    1,527,447
                                           -----------  -----------
    Total consumer loans................     4,545,855    4,440,117
                                           -----------  -----------
 Financial institutions.................     1,153,715      961,289
 Factoring receivables..................       411,280      557,272
 Lease financing........................     1,232,213    1,167,356










                                           -----------  -----------
     Total domestic loans...............    31,022,346   30,692,483
                                           ===========  ===========
Foreign loans:
 Loans to or guaranteed by foreign
  banks:
   Government owned and central
    banks...............................             -            -
   Other foreign banks..................     1,369,015      615,166
 Commercial and industrial..............       385,426      406,503
 Loans to other financial institutions..           245            -
                                           -----------  -----------
    Total foreign loans.................     1,754,686    1,021,669
                                           -----------  -----------
      Total loans.......................   $32,777,032  $31,714,152
                                           ===========  ===========


The following represents the Corporation's non-accrual loans, renegotiated loans and other real estate owned for the years ended December 31, 1996 and 1995:


                                               1996        1995
                                            ----------  -----------
Non-accrual loans
Domestic...............................      $220,770     $223,602

Foreign................................             -            -

     Total non-accrual loans...........       220,770      223,602

Renegotiated loans (a).................            18        7,202
                                             --------     --------
     Total non-performing loans........       220,788      230,804
                                             --------     --------
Other real estate owned (OREO).........        24,175       37,502
                                             --------     --------
Total non-performing assets............      $244,963     $268,306
                                             ========     ========
---------------
(a) There were no foreign renegotiated loans in any periods presented.


The following reflects the effect of non-accrual and renegotiated loans on both interest income and net interest income for the three years ended December 31, 1996, 1995 and 1994:

                                             1996      1995      1994
                                            --------  --------  -------
Interest income which would have been recorded in accordance with original terms:
     Domestic..........................     $20,244   $27,452  $35,554
     Foreign...........................           -         8        9
                                            -------   -------  -------
         Total.........................      20,244    27,460   35,563
                                            -------   -------  -------
Interest income reflected in total
 operating income:
     Domestic..........................       8,977    14,354   12,599
                                            -------   -------  -------
         Total.........................       8,977    14,354   12,599
                                            -------   -------  -------

Net reduction in interest income and
 net interest income...................     $11,267   $13,106  $22,964
                                            =======   =======  =======








The Corporation has traditionally maintained limits on industry, market and borrower concentrations as a way to diversify and manage credit risk. The Corporation's current policy is to limit industry concentrations to 50% of total equity and to limit market segment concentrations to 10% of total assets. The Corporation manages industry concentrations by applying these dollar limits to industries that have common risk characteristics.

At December 31, 1996 and 1995, the Corporation had loans totaling $110,948 and $152,436, respectively, to its officers, directors and companies in which the directors had a 10% or more voting interest. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The 1996 additions and reductions were $376,984 and $418,472, respectively.

Included in loans at December 31, 1996 and 1995 were $446,000 and $514,000, respectively, of loans held for sale and carried at lower of cost or market.

The book value of real estate loans transferred to other real estate owned during 1996, 1995 and 1994 was $19,536, $29,337 and $79,539, respectively.

The following presents information on derivative financial instruments used to manage interest rate risk associated with loans:

                                           1996                1995
                                       ------------        ------------

At December 31,


   Notional value................      $9,118,000          $4,251,000
   Unrealized gains..............          64,000             104,000
   Unrealized losses.............          19,000               5,000
Effect on loan yield for the
years ended December 31,
   From..........................            8.92%               9.37%
   To............................            9.03%               9.43%

5. INVESTMENT SECURITIES

The carrying and fair values of investment securities at December 31, 1996 and 1995 were as follows:

                                                Gross       Gross
                                  Amortized   Unrealized  Unrealized    Fair
                                    Cost        Gains       Losses     Value
                                 -----------  ----------  ---------- -----------

1996

Held-to-Maturity

U.S. Treasury and
   Government agencies..........  $  362,736     $ 3,501     $   815  $  365,422
State and municipal.............     366,012       8,548          95     374,465
Mortgage-backed.................     463,796          52       1,023     462,825
Other:
   Domestic.....................     442,082         340       7,529     434,893
   Foreign......................      54,432         224          18      54,638
                                  ----------     -------     -------  ----------
     Total held-to-maturity.....  $1,689,058     $12,665     $ 9,480  $1,692,243
                                  ==========     =======     =======  ==========
Available-for-Sale
U.S. Treasury and
   Government agencies..........  $1,512,966     $ 9,207     $ 1,061  $1,521,112
State and municipal.............      59,864         468         335      59,997
Mortgage-backed.................     505,527       4,494       4,854     505,167
Other:
   Domestic.....................     186,029      14,096         939     199,186
   Foreign......................      87,741      20,974          11     108,704
                                  ----------     -------     -------  ----------
     Total available-for-sale...  $2,352,127     $49,239     $ 7,200  $2,394,166
                                  ==========     =======     =======  ==========
1995
Held-to-Maturity
U.S. Treasury and
   Government agencies..........  $  978,603     $12,198     $ 1,310  $  989,491
State and municipal.............     469,330      13,276         552     482,054
Mortgage-backed.................   1,136,486       5,587       4,950   1,137,123
Other:
   Domestic.....................     444,090       4,107      12,323     435,874
    Foreign.....................      31,408          16           2      31,422
                                  ----------     -------     -------  ----------
     Total held-to-maturity.....  $3,059,917     $35,184     $19,137  $3,075,964
                                  ==========     =======     =======  ==========
Available-for-Sale
U.S. Treasury and
   Government agencies..........  $1,570,689     $17,098     $ 1,744  $1,586,043
State and municipal.............      78,625       1,174          94      79,705
Mortgage-backed.................     620,727       6,508       4,838     622,397
Other:
   Domestic.....................     186,409      45,555         955     231,009
   Foreign......................      31,844      21,317           -      53,161
                                  ----------     -------     -------  ----------
     Total available-for-sale...  $2,488,294     $91,652     $ 7,631  $2,572,315
                                  ==========     =======     =======  ==========

On November 15, 1995, the FASB issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities", which permitted an enterprise to reassess the appropriateness of the classification of all investment securities held between November 15, 1995 and December 31, 1995. Based on its reassessment, the Corporation reclassified $1,726,739 in investment securities previously classified as held-to-maturity to the available-for-sale category. Unrealized gains on transferred investments were $12,160, unrealized losses were $8,340, and the fair value was $1,730,559.

Marketable equity securities are carried in the available-for-sale portfolio and have been written up by $34,808 at December 31, 1996 and $66,061 at December 31, 1995, the aggregate of their excess fair values over cost, through after-tax credits to retained earnings. The Corporation recorded pre-tax gains of $13,210 in 1996, $7,654 in 1995 and $14,167 in 1994 on sales of certain domestic equity securities. During 1996 and 1995, the Corporation recorded pre-tax gains of $28,656 and $13,596, on the exchange of certain domestic equity securities. During 1996, 1995 and 1994, the Corporation recorded pre-tax gains of $18,924, $939 and $2,567 on sales of foreign equity securities.

Included in mortgage-backed securities available-for-sale at December 31, 1996 were mortgage residual securities with an amortized cost and fair value of $5,989 and $7,569, respectively. Pre-tax write-downs of $5,276 were recognized in 1994 on these investments and were included in securities gains and losses.

At December 31, 1996 and 1995, there were no investments in securities of any single, non-Federal issuer in excess of 10% of shareholders' equity.

Securities with a carrying value of $1,734,355 were pledged at December 31, 1996 to secure public deposits, trust deposits, and for certain other purposes as required by law.

The amortized cost and estimated fair value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

                                           Amortized      Fair
                                              Cost        Value
                                          -----------  -----------
Held-to-Maturity
Due in one year or less..................  $  220,553   $  221,808
Due after one year through five years....     595,215      599,835
Due after five years through ten years...      94,845       97,802
Due after ten years......................      46,533       49,385
Mortgage-backed securities...............     463,796      462,825
                                           ----------   ----------
                                           $1,420,942   $1,431,655
                                           ==========   ==========
Available-for-Sale
Due in one year or less..................  $  562,884   $  564,608
Due after one year through five years....   1,100,626    1,106,603
Due after five years through ten years...      11,591       11,627
Due after ten years......................      26,130       26,161
Mortgage-backed securities...............     505,527      505,167
                                           ----------   ----------
                                           $2,206,758   $2,214,166
                                           ==========   ==========

Proceeds from sales of investments in debt securities during 1996, 1995, and 1994 were $1,411,398, $560,022, and $739,457,respectively. Gross gains of $4,100 in 1996, $11,180 in 1995, and $14,646 in 1994, and gross losses of $5,378 in
1996, $1,894 in 1995, and $5,005 in 1994 were realized on those sales.

6.  REGULATORY AND CAPITAL MATTERS

The Corporation and its subsidiaries are subject to the regulations of certain Federal and state agencies including minimum risk-based and leverage capital guidelines issued by the Federal Reserve Board and Comptroller of the Currency.

Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

At December 31, 1996, management believes that the Corporation and its principal bank subsidiary, CBNA, meet all capital adequacy requirements to which they are subject. The following table illustrates the Corporation's and CBNA's risk-based and leverage capital ratios at December 31, 1996 and 1995:

                                                                                 Per Regulatory Guidelines
                                                                 ---------------------------------------------------------------
                                               Actual                        Minimum                   "Well-Capitalized"
                                       ------------------------  -----------------------------  --------------------------------
December 31, 1996                          Amount       Ratio         Amount         Ratio           Amount                Ratio
                                       --------------  --------  ---------------  ------------  -----------------      ---------
Tier 1 capital (a):
    Consolidated ....................   $3,725,318       9.45%      $1,576,914            4%       $2,365,372            6%
    CBNA ............................    3,270,045       8.90        1,471,992            4         2,207,987            6
Total capital (b):
    Consolidated ....................    5,215,789      13.23        3,153,829            8         3,942,286           10
    CBNA ............................    4,206,434      11.43        2,943,983            8         3,679,979           10
Tier 1 leverage ratio:
    Consolidated ....................    3,725,318       8.46        1,321,090            3         2,201,817            5
    CBNA ............................    3,270,045       7.80        1,257,745            3         2,096,241            5

December 31, 1995 Tier 1 capital (a):
    Consolidated ....................    3,534,144       9.20       1,537,225            4          2,305,838            6
    CBNA ............................    1,404,622       7.57         742,217            4          1,113,326            6
Total capital (b):
    Consolidated ....................    4,890,929      12.71       3,074,450            8          3,843,063           10
    CBNA ............................    1,966,829      10.60       1,484,434            8          1,855,543           10
Tier 1 leverage ratio:
    Consolidated ....................    3,534,144       7.99       1,327,425            3          2,212,374            5
    CBNA ............................    1,404,622       6.83         616,934            3          1,028,223            5


(a) Consists primarily of common shareholders' equity and Trust Capital Securities, less goodwill and certain intangible assets.
(b) Consists of Tier 1 capital plus qualifying subordinated debt and the allowance for loan losses, within permitted limits.

The primary source of funds for cash dividend payments by the Corporation to its shareholders is dividends received from its banking subsidiaries. The approval of the Comptroller of the Currency is required for a nationally chartered bank to pay dividends if the total of all dividends declared in any calendar year exceeds the bank's net profits (as defined by national banking regulations) for that year combined with its retained net profits for the preceding two calendar years. Under this formula, CBNA and CBD can declare dividends without approval of the Comptroller of the Currency of approximately $112,000 and $18,000, respectively, plus an additional amount equal to CBNA's and CBD's retained net profits for 1997 up to the date of any such dividend declaration. The Federal Reserve Act requires that extensions of credit by CBNA to certain affiliates, including the Corporation, be secured by specified amounts and types of collateral, that extensions of credit to any such affiliate generally be limited to 10% of capital and surplus (as defined in that Act) and that extensions of credit to all such affiliates be limited to 20% of capital and surplus.

The Corporation's banking subsidiaries are required to maintain reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the years ended December 31, 1996 and 1995 were approximately $257,000 and $429,000, respectively.

7.  ALLOWANCE FOR LOAN LOSSES

The following represents an analysis of changes in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994:

                                                    1996          1995        1994
                                                  ---------    ---------    ---------

Balance at beginning of period.................   $ 670,265    $ 681,124    $ 636,915
Provision charged to operating expense.........     228,767      144,002      279,195
Recoveries of loans previously charged off.....      92,985       85,226       83,914
Loan charge-offs...............................    (281,690)    (240,087)    (341,454)
Allowance for loans sold at date of sale.......           -            -       (2,377)
Allowance for loans purchased at date
   of purchase.................................           -            -        1,192
Allowance for loans of bank acquired
 under purchase method of accounting...........           -            -       23,739
                                                  ---------    ---------    ---------
Balance at end of period.......................   $ 710,327    $ 670,265    $ 681,124
                                                  =========    =========    =========

The following presents information on loans that are considered impaired under FAS 114:

At December 31,                                    1996       1995
                                                 ---------  ---------

Recorded investment in impaired loans.........    $183,330   $203,399
Impaired loans against which a portion
   of the allowance for loan losses is
   specifically allocated.....................      74,609     88,973
Amount of allowance for loan losses
   specifically allocated to impaired loans... 15,105 24,445 For the years ended December 31,
Average recorded investment in impaired
   loans......................................     197,854    257,746
Interest income recognized on impaired
   loans......................................       8,977     14,354

8. PREMISES AND EQUIPMENT

Premises and equipment on the consolidated balance sheet is presented net of accumulated depreciation and amortization of $667,412 and $711,830 at December 31, 1996 and 1995, respectively. Depreciation and amortization of premises and equipment for the years ended December 31, 1996, 1995, and 1994, was $95,897, $98,033 and $95,240, respectively.

9. OPERATING LEASES

Rental expense, reduced by sublease rental income, charged to operations was $90,982, $85,419 and $85,554 for 1996, 1995 and 1994, respectively.

10. DEPOSITS

The following presents a breakdown of deposits at December 31, 1996 and 1995:

                                          1996            1995
                                       -----------     -----------

Domestic:
   Non-interest bearing checking....   $ 9,330,445     $ 8,937,147
   Savings, NOW and money
     market accounts................    13,299,068      14,125,906
   Time deposits....................     9,687,887       9,757,820
                                       -----------     -----------
      Total domestic deposits.......    32,317,400      32,820,873
Overseas branches and subsidiaries..     1,409,756       1,142,947
                                       -----------     -----------
      Total deposits................   $33,727,156     $33,963,820
                                       ===========     ===========

Domestic time deposits in denominations of $100 or more at December 31, 1996, 1995, and 1994 were:

                                           1996           1995            1994
                                       -----------     ----------     ----------

Commercial certificates of deposit.. $ 754,437 $ 695,970 $ 611,206 Other domestic time deposits,
 principally savings certificates...       613,126        501,058        533,336
                                       -----------     ----------     ----------
    Total...........................   $ 1,367,563     $1,197,028     $1,144,542
                                       ===========     ==========     ==========

Interest expense on domestic time deposits in denominations of $100 or more for the years ended December 31, 1996, 1995, and 1994 was:

                                          1996            1995           1994
                                       -----------     ----------     ----------
Interest expense:
 Commercial certificates of
  deposit...........................   $    30,857     $   36,520     $   22,499
 Other domestic time deposits,
  principally savings certificates..        25,451         30,057         24,138
                                       -----------     ----------     ----------
    Total...........................   $    56,308     $   66,577     $   46,637
                                       ===========     ==========     ==========

Substantially all of the deposits of overseas branches and subsidiaries were time deposits in denominations of $100 or more for each of the three years presented.

The following presents information on derivative financial instruments used to manage interest rate risk associated with deposits:

                                      1996             1995
                                   -----------      -----------
At December 31,
   Notional value................. $5,314,000       $6,962,000
   Unrealized gains...............     50,000          106,000
   Unrealized losses..............     16,000            8,000
Effect on deposit cost for the
year ended December 31,
   From...........................       3.62%            3.75%
   To.............................       3.49%            3.76%

11. SHORT-TERM FUNDS BORROWED

Short-term funds borrowed at December 31, 1996 and 1995 include the following:

                                                  1996         1995
                                              ------------  -----------

Federal funds purchased (a)................    $  532,334   $1,129,432
Securities sold under agreements to
 repurchase (b)............................       656,397      812,281
Commercial paper (c).......................       675,181    1,255,656
Other short-term funds borrowed (d)........       769,245      479,644
                                               ----------   ----------
   Total short-term funds borrowed (e).....    $2,633,157   $3,677,013
                                               ==========   ==========

(a) Federal funds purchased generally represent the overnight Federal funds transactions of banking subsidiaries with correspondent banks. The weighted average interest rate paid was 5.54% in 1996, 6.02% in 1995 and 4.58% in 1994. The maximum amount outstanding at any month-end was $1,977,950 during 1996, $2,060,375 during 1995, and $1,646,440 during 1994.

(b) Securities sold under agreements to repurchase usually mature within one to thirty days or are due on demand. The weighted average interest rate paid was 4.52% in 1996, 5.03% in 1995 and 3.44% in 1994. The maximum amount outstanding at any month-end was $836,722 during 1996, $863,937 during 1995, and $1,025,217 during 1994.

(c) Commercial paper issued by CSCC is used to finance the short-term borrowing requirements of certain banking-related activities. Commercial paper is issued with maturities of not more than nine months and there are no provisions for extension, renewal or automatic rollover. The weighted average interest rate on commercial paper borrowings was 5.44% in 1996, 5.94% in 1995, and 4.24% in 1994. The maximum amount outstanding at any month-end was $1,106,078 during 1996, $1,388,927 during 1995, and $919,292 during 1994.

         At December 31, 1996, the Corporation had a $700,000 revolving credit facility from unaffiliated banks. The facility was established in support of commercial paper borrowings, Medium Term Note (see Note 12) issuance and general corporate purposes. Unless extended by the Corporation in accordance with the terms of the facility agreement, the facility expires February 2000. There were no borrowings under this facility at December 31, 1996. The interest rate charged for usage of these lines varies with money market conditions.

(d) Other short-term funds borrowed include term Federal funds purchased, short-term Bank Notes and demand notes payable to the U.S. Treasury.

 (e) The aggregate average short-term funds borrowed were $2,958,655 in 1996, $3,751,518 in 1995, and $3,435,972 in 1994. The weighted average interest rate was 5.18% in 1996, 5.71% in 1995 and 4.35% in 1994. The average interest rate is calculated primarily on a daily average of short-term funds borrowed.

12.  LONG-TERM DEBT
Long-term debt at December 31, 1996 and 1995 includes the following:

CoreStates Financial Corp:                                1996          1995
                                                      ------------  ------------

6 5/8% Notes due 2000 (a).........................     $  150,000    $  150,000
7 7/8% Subordinated Notes due 2002 (b)............        100,000       100,000
7 7/8% Subordinated Notes due 1996................              -        75,000
8 5/8% Mortgages due 2001.........................          6,603         8,823
Unamortized Discounts.............................           (271)         (325)
                                                       ----------    ----------
                                                          256,332       333,498
                                                       ----------    ----------
CSCC:
6 3/4% Guaranteed Subordinated
  Notes due 2006 (c)..............................        200,000             -
5 7/8% Guaranteed Subordinated
  Notes due 2003 (c)..............................        200,000       200,000
6 5/8% Guaranteed Subordinated
  Notes due 2005 (c)..............................        175,000       175,000
9 5/8% Guaranteed Subordinated
  Notes due 2001 (c)..............................        150,000       150,000
9 3/8% Guaranteed Subordinated
  Notes due 2003 (c)..............................        100,000       100,000
Medium Term Notes (d).............................      1,509,000     1,036,035
Unamortized Discounts.............................         (4,990)       (3,631)
                                                       ----------    ----------
                                                        2,329,010     1,657,404
                                                       ----------    ----------
CoreStates Capital I:
8% Trust Capital Securities due 2026(e)...........        300,000
Unamortized Discounts.............................         (6,491)
                                                       ----------
                                                          293,509
                                                       ----------
Other subsidiaries:
6 5/8% Subordinated Notes due 2003 (f)............        150,000       150,000
Federal Home Loan Bank Borrowings (g).............          2,888        42,888
Various other.....................................         18,175        29,022
Unamortized Discounts.............................           (617)         (713)
                                                       ----------    ----------
                                                          170,446       221,197
                                                       ----------    ----------

Total long-term debt (h)..........................     $3,049,297    $2,212,099
                                                       ==========    ==========

(a) The Notes are unsecured and senior in right of payment to all subordinated indebtedness of the Corporation. The Notes are not redeemable by the Corporation or the holders prior to the maturity date and are not entitled to the benefit of any sinking fund.

(b) The Notes are unsecured and subordinate in right of payment to all present and future senior indebtedness of the Corporation. The Notes are not redeemable by the Corporation or the holders prior to the maturity date and are not entitled to the benefit of any sinking fund.

(c) The Notes are not subject to redemption prior to maturity and are unconditionally guaranteed, on a subordinated basis, as to payment of principal and interest by the Corporation. The Notes are subordinated to all existing and future senior CSCC indebtedness and the guarantee is subordinated to all outstanding senior Corporation indebtedness.

(d) CSCC can issue Medium Term Notes (Senior and Subordinated) with maturities of nine months or greater from date of issue. The interest rate or interest rate formula on each Note is established by CSCC at the time of issuance. The Senior Notes are unconditionally guaranteed as to payment of principal and interest by the Corporation. The Subordinated Notes are unconditionally guaranteed, on a subordinated basis, as to payment of principal and interest by the Corporation. The Subordinated Notes are subordinated to all existing and future senior CSCC indebtedness and the guarantee is subordinated to all existing and future senior Corporation indebtedness. At December 31, 1996, $1,509,000 of debt is outstanding with maturities up to five years. Interest rates are predominately variable.

         Under an existing shelf registration statement filed with the Securities and Exchange Commission, the Corporation had debt and capital securities that were registered but unissued of approximately $1,085,000 at December 31, 1996.

(e) The Trust Capital Securities evidence a preferred ownership interest in a trust, of which 100% of the common equity is owned by CBNA. The Trust Capital Securities are unconditionally guaranteed by CBNA. The proceeds from issuance of the Trust Capital Securities are invested in 8% Junior Subordinated Deferrable Interest Debentures of CBNA due 2026. These Subordinated Debt Securities have provisions enabling certain actions such as redemption or the deferment of the semiannual payments of interest, which will impact the Trust Capital Securities. CBNA may redeem the Subordinated Debt Securities in whole or in part, on or after December 15, 2006. In addition, Subordinated Debt Securities may be redeemed by CBNA at any time upon the occurrence of certain events. In the event of such a redemption of the Subordinated Debt Securities, the proceeds of such payment or repayment shall concurrently be applied to redeem the Trust Capital Securities.

(f) The Notes were issued by CBNA and are unsecured and subordinate to the claims of depositors and other creditors. The Notes are not redeemable by CBNA or the holders prior to the maturity date and are not entitled to the benefit of any sinking fund.

(g) The borrowing matures in July 2016 and carries a fixed interest rate of 6.66%. These borrowings require membership in the Federal Home Loan Bank of Pittsburgh and the maintenance of available collateral with a fair value which approximates the total amount of the outstanding debt.

(h) The consolidated aggregate maturities for long-term debt for the years ending December 31, 1997 through 2001 are: $376,637; $528,562; $395,740;
$216,672; and $298,203, respectively.


The following presents information on derivative financial instruments used to manage interest rate risk associated with long-term debt:

                                                  1996              1995
                                               ----------         --------
At December 31,
   Notional value...........................   $1,019,000         $614,000
   Unrealized gains.........................       16,000           24,000
   Unrealized losses........................       13,000            8,000
Effect on long-term debt cost for
  the years ended December 31,
   From.....................................         6.53%            6.78%
   To.......................................         6.38%            6.76%

13.  RETIREMENT AND BENEFIT PLANS

The fair value of the assets in the Corporation's defined benefit pension plans exceeded the projected benefit obligation by $57,158 at December 31, 1996, based on current and estimated future salary levels. The excess of the fair value of plan assets is reconciled to the accrued pension cost included in other liabilities as follows:

                                                            December 31,
                                                      -----------------------
                                                         1996          1995
                                                      ---------      --------

Plan assets at fair value(a)......................    $902,947       $815,621
                                                      --------       --------
   Present value of benefit obligation:
   Accumulated benefits based on salaries to date,
    including vested benefits of $667,536 in 1996
    and $611,077 in 1995..........................     688,102        647,743
   Additional benefits based on estimated future
    salary levels.................................     157,687        175,454
                                                      --------       --------
Projected benefit obligation......................     845,789        823,197
                                                      --------       --------
Amount the fair value of plan assets exceeds (is
   less than) the projected benefit obligation at
   December 31,...................................      57,158         (7,576)
Reconciliation:
   Unrecognized prior service cost................      30,770         11,676
   Unrecognized net asset from date of initial
    application...................................     (20,016)       (25,357)
   Net deferred actuarial loss (gain).............     (91,835)        22,151
                                                      --------       --------
Prepaid (accrued) pension expense included in
 other liabilities................................    $(23,923)      $    894
                                                      ========       ========
---------------

(a) Primarily U.S. Government securities, U.S. agency securities, fixed income securities, common stock, and commingled funds managed by subsidiary banks.

Net pension cost for the years ended December 31, 1996, 1995 and 1994 included the following expense (income) components:

                                               1996             1995              1994
                                             ---------        ---------         --------
Service cost benefits earned during
  the period..........................       $  29,020        $  24,492         $ 30,411
Interest cost on projected benefit
  obligation..........................          60,793           54,497           51,881
Actual (return) loss on plan assets...        (121,868)        (162,143)          22,038
Net amortization and deferral.........          53,887           96,484          (80,394)
                                             ---------        ---------         --------
  Net pension cost....................       $  21,832        $  13,330         $ 23,936
                                             =========        =========         ========

The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation for the Corporation was 7.5% and 7.0%-7.5%; respectively, at December 31, 1996 and 1995. The rate of increase on future compensation levels was 5.0% to 6.0% in both 1996 and 1995. The expected long-term rate of return on plan assets was 7.5%-9.5% in both 1996 and 1995.

The Corporation sponsors a 401(k) savings plan for substantially all its employees. Contributions to the savings plan for the employer's match were $18,955 in 1996, $18,192 in 1995, and $23,140 in 1994.

The ESOP is a leveraged plan funded through a direct loan from the Corporation. The ESOP has acquired a total of 2,450,000 shares of common stock for distribution to eligible employees ratably over a 20 year period. Compensation cost has been recognized based on the fair market value of the shares committed to be released to employees. Total compensation cost recognized was $5,378 in 1996 and $3,600 in 1995. Dividends on allocated shares are paid to participants and are charged to retained earnings. Dividends on unallocated shares are used by the ESOP to reduce its loan. Effective January 1, 1997 the ESOP was combined with the Corporation's 401(k) savings plan.

The Corporation and its subsidiaries provide postretirement health care and life insurance benefits for substantially all retired employees. Postretirement benefits are provided through an insurance company whose premiums are based on the benefits paid during the year. The postretirement health care plan is contributory, with retiree contributions based on years of service.

The liability for postretirement benefits included in other liabilities at December 31, 1996 and 1995 was as follows:

                                                       1996          1995
                                                     ---------     ---------
Accumulated postretirement benefit obligation:
   Retirees......................................    $ (68,702)    $(125,502)
   Fully eligible active plan participants.......       (1,827)       (3,864)
   Other active plan participants................      (29,748)      (39,709)
                                                     ---------     ---------
Accumulated postretirement benefit obligation....     (100,277)     (169,075)
Plan assets at fair value (a)....................       52,591        46,974
                                                     ---------     ---------
Unfunded obligation at December 31,..............      (47,686)     (122,101)
Unrecognized prior service cost..................      (45,239)          115
Unrecognized net gain............................      (51,157)      (22,638)
                                                     ---------     ---------
Accrued postretirement benefit obligation
 included in other liabilities...................    $(144,082)    $(144,624)
                                                     =========     =========

------------------
(a)  Primarily municipal bonds and short-term investments.

Net periodic postretirement benefit cost for the years ended December 31, 1996, 1995 and 1994 included the following expense (income) components:

                                              1996       1995        1994
                                             -------    -------     -------
Service cost benefits earned during
  the period.............................    $ 2,769    $ 3,044     $ 3,602
Interest cost on accumulated
  postretirement benefit obligation......      7,947     11,932      11,931
Actual return on plan assets.............     (1,527)    (1,107)       (461)
Net amortization and deferral............     (6,069)    (1,436)       (730)
                                             -------    -------     -------
Net periodic postretirement benefit
  cost...................................    $ 3,120    $12,433     $14,342
                                             =======    =======     =======

For measurement purposes, the rate of increase in the per capita cost of covered health care benefits was assumed to be 5.5% per year and remains at that level until a predetermined benefit cap is reached. This fixed dollar cap was established as the per capita projected cost level in 1997 associated with the Corporation's indemnity medical plan. The health care cost trend rate assumption has an effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by $4,479 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $745.

The expected long-term rate of return on plan assets was 6.0%. The weighted-average discount rate used in determining the Corporation's accumulated postretirement benefit obligation was 7.5% and 7.0%, respectively, at December 31, 1996 and 1995.

14.  LONG-TERM INCENTIVE PLAN

The Corporation has outstanding options granted under the Corporation's long-term incentive plan (the "Plan"). As provided in the Plan, a variety of incentives can be issued to eligible participants including restricted stock awards, incentive stock options, non-qualified stock options, stock appreciation rights, performance units and cash awards. Meridian, Constellation, Independence, United Counties and Germantown had maintained similar plans. Options granted under those plans were assumed by the Corporation upon consummation of their respective acquisitions. The Plan provides for a maximum number of options available to be granted each year equal to 2% of outstanding common shares as of January 1 of that year. Options under the Plan are granted to purchase the Corporation's common shares at market value on the date of grant and are exercisable one year from the date of grant for a period not exceeding ten years from the date of grant. Stock appreciation rights may be granted in conjunction with the granting of an option.

Information on option activity for 1996 follows:

                                     Shares under    Weighted-Average
                                        Option         Exercise Price
                                     ------------    ----------------

Balance at January 1, 1996.......      8,581,554          $23.86
Options granted..................      1,968,001 (a)       41.49
Options exercised................     (4,519,411)          23.27
Options canceled.................       (241,080)          31.84
                                      ----------
Balance at December 31, 1996.....      5,789,064           29.98
                                      ==========
-----------------
(a)  The fair value of options granted during 1996 was $12.6 million.

The following table summarizes information about options outstanding at December 31, 1996:

                                      Options Outstanding                       Options Exercisable
                      -------------------------------------------------   ------------------------------
                                    Weighted-Average
   Range of              Number        Remaining       Weighted-Average     Number      Weighted-Average
Exercise Prices       Outstanding   Contractual Life    Exercise Price    Exercisable    Exercise Price
---------------       -----------   ----------------   ----------------   -----------   ----------------
$ 3.99 to $15.67         293,947          2.69 years        $13.34           293,947         $13.34
$16.12 to $23.27         912,288          6.20               21.51           912,288          21.51
$25.41 to $29.95       2,977,462          7.94               27.74         2,977,462          27.74
$37.96 to $42.63       1,605,367          9.13               41.98           221,843          37.96
                       ---------                                           ---------
$ 3.99 to $42.63       5,789,064          7.73               29.98         4,405,540          25.37
                       =========                                           =========

The Corporation uses the intrinsic value method of accounting to measure compensation expense. If the fair value method had been used to measure compensation expense, net income would have been reduced by $7.4 million, or $0.04 per share and $7.2 million, or $0.03 per share, to $641.8 million, or $2.93 per share, and $647.9 million, or $2.92 per share, for the years ended December 31, 1996 and 1995, respectively.

The fair value of options granted in 1996 and 1995 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions, respectively: risk-free interest rates of 5.49% to 7.80%, dividend yield of 4.0%, volatility factors of the expected market price of the Corporation's common stock of .148 to .223, and a weighted-average expected life of the options of 6 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

15. OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS, COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, there are outstanding commitments and contingent liabilities which are not reflected in the financial statements. These include various financial instruments with off-balance sheet risk used in connection with the Corporation's asset and liability management, the management of interest rate risk in securities trading positions and to provide for the needs of customers. These involve varying degrees of credit, interest rate and liquidity risk, but do not represent unusual risks for the Corporation and management does not anticipate any significant losses as a result of these transactions.

Derivative Financial Instruments Held or Issued for Purposes Other Than Trading

The Corporation uses off-balance sheet derivative financial instruments, such as interest rate swaps, futures and caps, to manage interest rate risk. The Corporation's exposure to interest rate risk stems from the mismatch between the sensitivity to movements in interest rates of the Corporation's assets and liabilities and from the spread risk between the rates on those assets and liabilities and financial market rates. The use of derivatives to manage interest rate risk falls into three categories: interest sensitivity adjustments, interest rate spread protection and hedging anticipated asset sales.

Interest rate swaps and futures are generally used to lengthen the interest rate sensitivity of short-term assets and to shorten the repricing characteristics of longer term liabilities. Interest rate caps are used to manage spread risk. Interest rate caps are also used to offset the risk of upward interest rate movement on adjustable rate mortgages and other products with imbedded caps as well as to reduce the risk that interest rate spreads narrow on prime based products. Gains or losses are used to adjust the basis of the related asset or liability and interest differentials are adjustments of the related interest income or expense.

In connection with anticipated sales of longer term assets acquired through merger or generated in the loan origination process, the Corporation uses interest rate swaps, rate locks and option agreements to reduce interest rate sensitivity as the assets are readied for sale. Hedge gains or losses are used to adjust the basis of the assets held for sale.

Derivative financial instruments used in the management of interest rate risk at December 31, 1996 are summarized below (in millions):


                                      Interest       Interest       Interest
                                        rate           rate         rate caps         Other
                                       swaps          futures       and floors     derivatives       Total

Interest Sensitivity Adjustment:
  Assets (primarily loans):
    Notional amount                   $4,092          $4,451          $    8          $   80          $ 8,631
    Unrealized gains                      64               2               -               -               66
    Unrealized losses                    (19)              -               -               -              (19)
  Deposits and other borrowings:
    Notional amount                    4,132                             925             150             5,207
    Unrealized gains                      35                              13               2                50
    Unrealized losses                    (16)                              -               -               (16)
  Long-term debt:
    Notional amount                      869                                             150             1,019
    Unrealized gains                      13                                               3                16
    Unrealized losses                    (13)                                              -               (13)
Spread Protection:
  Assets (primarily loans):
    Notional amount                       50                             500                               550
    Unrealized gains                       3                               2                                 5
    Unrealized losses                      -                               -                                 -
  Deposits and other borrowings:
    Notional amount                                                      107                               107
    Unrealized gains                                                       -                                 -
    Unrealized losses                                                      -                                 -
Anticipated Asset Sales:
    Notional amount                                                                       37                37
    Unrealized gains                                                                       -                 -
    Unrealized losses                                                                      -                 -
Total
    Notional amount                   $9,143          $4,451          $1,540          $  417           $15,551
                                      -------         ------          ------          ------           --------
    Unrealized gains                  $  115          $    2          $   15          $    5           $   137
                                      -------         ------          ------          ------           --------
    Unrealized losses                 $  (48)         $    -          $    -          $    -           $   (48)
                                      -------         ------          ------          ------           --------
    Net unrealized gains              $   67          $    2          $   15          $    5           $    89
                                      -------         ------          ------          ------           --------

A summary of interest rate swap contracts categorized by whether the Corporation receives or pays fixed rates and stratified by repricing or maturity date is below (in millions):



                                                                Years
                                        0-1       1-2       2-3       3-4       4-5      over 5    Total
Receive Fixed/Pay Floating:
  Receive  Notional                    $1,775    $1,271    $1,346    $1,402    $1,538    $1,050    $8,382
           Rate                          6.32%     6.30%     6.79%     6.41%     6.50%     6.74%     6.50%
  Pay      Notional                    $8,382                                                      $8,382
           Rate                          5.68%                                                       5.68%
Pay Fixed/Receive Floating:
  Pay      Notional                              $   15    $    9    $   25                        $   49
           Rate                                    8.60%     8.09%     9.26%                         8.84%
  Receive  Notional                    $   49                                                      $   49
           Rate                          5.60%                                                       5.60%

Receive Floating/Pay Floating:
(Basis Swaps)
           Notional                    $  230                                                      $  230
  Receive  Rate                          5.54%                                                       5.54%
  Pay      Rate                          5.58%                                                       5.58%
Receive Fixed/Pay Floating(a):
(Forward Start)
  Receive  Notional                                                  $  160    $  275    $   47    $  482
           Rate                                                        7.07%     6.48%     7.05%     6.73%
  Start Date Notional                  $  115    $  132     $  235                                 $  482


(a) Pay rate will be determined on forward start date.

Foreign currency derivatives used for hedging activities have not had a material impact on income or liquidity of the Corporation for any of the years presented.

Derivative Financial Instruments Held or Issued for Trading Purposes

In its business of providing risk management services for its customers, the Corporation purchases and sells certain derivatives including interest rate swaps, caps and floors. In addition, as part of its international business, the

Corporation enters into foreign exchange contracts on behalf of customers. These contracts are matched against forward sale or purchase contracts. Customer related derivative financial instrument transactions are generally marked to market and any gains or losses are recorded in the income statement. The Corporation also holds derivatives in connection with its securities trading activities and, at times, as a position taken in the expectation of profiting from favorable movements in interest rates. These products include tender option bonds and Treasury float contracts. Included in the income statement are trading revenues from derivatives of $29,242 of which $22,557 represents net foreign exchange gains included in fees for international services.

Outstanding notional amounts and related fair values of trading and customer related derivative financial instruments at December 31, 1996 and 1995 are summarized by type of instrument below (in millions):

                                                                  1996                                  1995
                                                                          Positive        Negative
                                                Notional   Net assets        Market       Market        Notional     Net assets
                                                amount    (liability)(a)     Value         Value         amount     (liability)(a)
Interest Rate Swaps:
      CoreStates receives fixed            $      355    $     1.5        $    2.7       $    (1.2)    $     115      $    2
      CoreStates pays fixed                       353         (1.0)            1.3            (2.3)          115          (2)
Futures                                            39          0.4             0.4              -              2           -
Rate Locks:
      CoreStates receives fixed                    30         (0.1)             -             (0.1)           15           -
      CoreStates pays fixed                        30          0.1             0.1              -             15           -
Interest Rate Caps/Floors:
      Sold                                        705         (2.7)             -             (2.7)          517          (1)
      Purchased                                   704          2.7             2.7              -            517           1
Commitments to purchase/ sell whole mortgage
loans and securities (including when-issued
securities):
      Sold                                         83         (0.2)            0.1            (0.3)          117          (2)
      Purchased                                    19           -               -               -            106           2
Other Options:
      Sold                                        206          6.5             7.1            (0.6)          247           6
      Purchased                                   334          0.8             0.8                           624           1
Foreign exchange contracts (b)                  1,766         (0.5)           28.0           (28.5)         1,695          2 (c)
                                              ---------     ---------       ----------     ----------     ---------     --------
Total Trading and Customer Related
      Derivatives                          $    4,624    $     7.5        $   43.2       $   (35.7)    $    4,085     $    9
                                            ----------    -----------       -----------     ---------     ----------    ---------

_____________________________________
(a) Average net assets (liabilities) during 1996 and 1995 were substantially the same as the net assets (liabilities)
    at December 31, 1996 and 1995, respectively.
(b) Foreign exchange contracts purchased and sold at December 31, 1996 were $836 million and $930 million, respectively, and at December 31, 1995 were $853 million and $842 million, respectively.
(c) Gross assets and (liabilities) on foreign exchange contracts at December 31, 1995 were $16 million and
    $14 million, respectively.

The following is a summary of off-balance sheet commitments and derivative financial instruments as of December 31, 1996 and 1995, including fair values. See Note 3 for a discussion of fair value.

                                                                                1996                             1995
                                                                      -------------------------     ----------------------------
                                                                       Notional         Fair           Notional          Fair
                                                                          or            Value             or             Value
                                                                      Contractual     of Asset       Contractual       of Asset
                                                                        Amount      (Liability)         Amount        (Liability)
                                                                      -----------   -----------      -----------      -----------

Standby letters of credit, net of participations (a) ................   $ 1,630,621   $   (16,306)   $ 1,548,551   $   (14,502)
Commercial letters of credit ........................................     1,262,593       (12,625)     1,324,714       (13,157)
Commitments to extend credit (b) ....................................    15,396,553       (21,204)    14,565,636       (16,135)
Unused commitments under credit card lines ..........................     4,173,013          --        3,872,641          --
When-issued securities (c):
   Commitments to purchase ..........................................         1,770          --              500          --
   Commitments to sell ..............................................        75,120          (140)       145,000        (1,411)
Commitments to purchase/sell whole mortgage loans and securities (c):
   Commitments to purchase ..........................................        17,280            30        109,714         2,071
   Commitments to sell ..............................................         7,965           (70)        47,259        (1,738)
Mortgage loans sold and loan servicing acquired with
  recourse (d) ......................................................       361,410        (9,637)       434,628       (12,260)
Interest rate futures contracts (e):
   Commitments to purchase ..........................................     4,489,800         2,781        621,000           658
Commitments to purchase foreign and  U.S. currencies (f) ............     1,766,122          (488)     1,695,148         1,567
Interest rate swaps, notional principal amounts (g) .................     9,850,708        67,673      9,945,840       206,186
Interest rate caps and floors (h):
   Written ..........................................................       908,799        (2,842)       847,323        (1,229)
   Purchased ........................................................     2,039,331        17,383      1,673,023        25,021
Tender option bonds (i) .............................................       148,711         5,976        208,103         4,995
Treasury float contracts (j) ........................................       270,358           682        623,738           884
Other derivatives ...................................................       597,261         5,644        174,674           645


(a) Standby letters of credit ("SBLC") are used in various transactions to enhance the credit standing of the Corporation's customers and are subjected to the same risk, credit review and approval process as loans. SBLC's are irrevocable assurances that the Corporation will make payment in the event that a customer cannot perform its contractual obligations to third parties.

(b) Commitments to extend credit represent the Corporation's obligation to fund various types of loans, including home equity lines, lines of credit, revolving lines of credit and other types of commitments.

(c) The Corporation has commitments to purchase/sell mortgage-backed securities or loans with delivery at a future date but typically within 120 days. The fair value of these instruments is affected by interest rates. In a declining interest rate environment, commitments to sell mortgage-backed securities or loans will decline in value. In a rising interest rate environment, commitments to buy mortgage-backed securities or loans will increase in value.

     Forward agreements to sell securities are used in transactions with municipalities that generally have a debt payment due in the future. Under these agreements, the Corporation agrees to deliver primarily United States Treasury securities that will mature on or before the required payment date. The type and associated interest rate of these securities is established when the agreement is entered. The primary risk associated with forward agreements is interest rate risk to the extent the required securities have not been purchased. If interest rates fall, securities yielding the higher agreed upon fixed rate will be more expensive for the Corporation to purchase.

     Included in when-issued securities and commitments to purchase/sell whole mortgage loans and securities are customer and trading-related products with a notional value of $102,135 and $223,873 at December 31, 1996 and 1995, respectively.

(d) The Corporation originates and sells residential mortgage loans as part of various mortgage-backed security programs sponsored by the United States government agencies or government-sponsored agencies, such as the Government National Mortgage Association, Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. Certain sales and other servicing acquired are subject to recourse provisions in the event of default by the borrower. The Corporation provides for potential losses under these recourse provisions by establishing reserves at the time of sale and evaluates the adequacy of these reserves on an ongoing basis.

(e) Exchange traded futures contracts represent agreements to exchange dollar amounts at a specified future date for interest rate differentials between an agreed interest rate and a reference rate, computed on a notional amount. Credit and market risk exist with respect to these instruments. Exchange traded futures contracts entail daily cash settlement; therefore, the credit risk amount represents a one-day receivable.

(f) Commitments to purchase foreign and U.S. currencies are primarily executed for the needs of customers. These foreign exchange contracts are structured similar to interest rate futures and forward contracts. The risk associated with a foreign exchange contract arises from the counterparty's ability to make payment at settlement and that the value of a foreign currency might change in relation to the U.S. dollar. The Corporation's exposure, if any, to counterparty failure equals the current market value of the contract, which at December 31, 1996 and 1995 was $27,962 and $16,434, respectively. Included in fees for international services are net foreign exchange gains of $22,557, $22,943, and $19,783 for the years ended December 31, 1996, 1995 and 1994, respectively.

(g) Interest rate swaps generally represent the contractual exchange of fixed and variable rate interest payments based on a notional principal amount and an interest reference rate. Credit risk exists with respect to these instruments arising from the possible failure of the counterparty to make required payments on those contracts which are favorable to the Corporation. The Corporation's exposure to counterparty failure equals the current replacement cost of the contract. At December 31, 1996 and 1995, the replacement cost of the Corporation's interest rate swap contracts was $118,929 and $225,140, respectively. The risk of counterparty failure is controlled by limiting transactions to an approved list of counterparties and requiring collateral in certain instances. Net cash received on interest rate swaps during 1996 and 1995 totaled $68,103 and $7,493, respectively.

(h) Interest rate caps and floors are written by the Corporation to enable customers to transfer, modify or reduce their interest rate risk. Interest rate caps and floors are similar to interest rate swaps except that payments are made only if current interest rates move above or below a predetermined rate. The risk associated with interest rate caps and floors is an unfavorable change in interest rates. As a writer of interest rate caps and floors, the Corporation receives a premium in exchange for bearing the risk of an unfavorable change in interest rates. The Corporation generally reduces risk by entering into offsetting cap and floor positions that essentially counterbalance each other. The Corporation also enters interest rate caps to offset the risk of upward interest rate movement on assets with embedded caps as well as to limit spread risk. As a purchaser of interest rate caps, the Corporation pays a premium in exchange for the right to receive payments if interest rates rise above predetermined levels. The Corporation has also purchased interest rate floors in which the Corporation has paid a fee for the right to receive payments if rates fall below a predetermined level. Similar to interest rate swaps, credit risk exists with respect to the possible failure of the counterparty to make required payments on those contracts which are favorable to the Corporation. Exposure to counterparty failure equals the current replacement cost of the contract which totaled $17,383 and $26,384, respectively, at December 31, 1996 and 1995.

(i) Tender option bonds are instruments associated with municipalities. A municipality generally issues a tax-free, fixed rate, long-term security in order to finance the origination of single family residential mortgages. The municipality enters into a tender option bond program with the Corporation, which converts the fixed rate long-term instrument into a variable rate short-term product.

(j) A Treasury float contract is created because a municipality, which has defeased a bond issue with government securities, has a mismatch in the timing of the maturity of the securities and the date the funds are needed to pay the debt service. The Corporation will pay an up-front fee for the right to sell government securities to the municipality, generally at par. The Corporation retains any profit between the sales price and the price at which the Corporation acquired the securities.


Contingent Liabilities

In the normal course of business, the Corporation and its subsidiaries are subject to numerous pending and threatened legal actions and proceedings, some for which the relief or damages sought are substantial. Management does not believe the outcome of these actions and proceedings will have a materially adverse effect on the consolidated financial position of the Corporation.

16.  PROVISION FOR INCOME TAXES

The provision for income taxes for the years ended December 31, 1996, 1995, and 1994 consists of the following:

                                            1996       1995       1994
                                          ---------  ---------  ---------
Current:
   Federal..............................   $344,142   $303,647   $158,771
   State................................     20,401     24,134     19,683
                                           --------   --------   --------
        Total domestic..................    364,543    327,781    178,454
   Foreign..............................     12,121      8,240      5,558
                                           --------   --------   --------
        Total current...................    376,664    336,021    184,012
Deferred Federal and state expense......      9,156     28,420     41,847
                                           --------   --------   --------
        Total provision for income taxes   $385,820   $364,441   $225,859
                                           ========   ========   ========

The significant components of the Corporation's deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                             1996       1995
                                           --------   --------
Deferred tax assets:
 Allowance for loan losses...............  $261,180   $241,487
 Postretirement and postemployment
  benefits...............................    57,191     54,127
 Reserves................................    56,489     54,779
 Other...................................    77,181     70,928
                                           --------   --------
  Total deferred tax assets..............   452,041    421,321
                                           --------   --------

Deferred tax liabilities:
 Auto leasing portfolio..................   142,196    119,894
 FAS 115 fair value accounting...........    14,298     15,596
 Partnership investments.................     3,781      3,980
 Tax over book depreciation..............    38,446     30,626
 Affiliate income........................    32,873     30,404
 Other...................................    71,802     59,405

                                           --------   --------
  Total deferred tax liabilities.........   303,396    259,905
                                           --------   --------
Net deferred tax assets..................  $148,645   $161,416
                                           ========   ========

At December 31, 1996, cumulative deductible temporary differences related to the deferred tax asset are approximately $1,292,000. Cumulative taxable temporary differences related to deferred tax liabilities at December 31, 1996 are estimated at $867,000.

At December 31, 1996, the Corporation has determined that it is not required to establish a valuation allowance for the deferred tax asset since it is more likely than not that the deferred tax asset of $452,041 will be realized principally through carryback to taxable income in prior years, future reversals of existing taxable temporary differences, future taxable income and to a lesser extent, tax planning strategies. The Corporation's conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on a history of growth in earnings and the prospects for continued growth, including an analysis of potential uncertainties that may affect future operating results. The Corporation will continue to review the tax criteria of "more likely than not" for the recognition of deferred tax assets on a quarterly basis.

The consolidated effective tax rates are reconciled to the statutory rate as follows:

                                                        1996    1995   1994
                                                        -----  ------  -----

Statutory rate....................................      35.0%   35.0%  35.0%
Difference resulting from:
  Tax-exempt income...............................      (1.6)   (2.0)  (3.6)
  State, local and foreign income tax.............       1.6     1.5    1.9
  Other, net......................................       2.3     1.2    1.0
                                                        ----   -----   ----
Effective tax rate................................      37.3%   35.7 % 34.3%
                                                        ====   =====   ====

Foreign earnings of certain subsidiaries would be taxed only upon their transfer to the United States. No transfers or dividends are contemplated at this time. Taxes payable upon remittance of such accumulated earnings of $21,323 at December 31, 1996 would approximate $7,065.

Taxes, other than income taxes, included in other operating expenses for the years ended December 31, 1996, 1995 and 1994 are $101,109, $105,913 and
$104,805, respectively.


17.  QUARTERLY FINANCIAL DATA (UNAUDITED)

The following represents summarized quarterly financial data of the Corporation, which, in the opinion of management, reflects all adjustments (comprising only normal recurring accruals) necessary for a fair presentation:

                                                                         Three Months Ended
                                        ----------------------------------------------------------------------------------
                                         Dec. 31              Sept. 30                 June 30                     March 31
                                         -------              --------                 -------                     --------
1996
----
Interest income.......................  $835,649              $823,082                 $815,755                    $823,718
                                        ========              ========                 ========                    ========
Interest expense......................  $298,561              $282,735                 $282,360                    $293,064
                                        ========              ========                 ========                    ========
Net interest income...................  $537,088              $540,347                 $533,395                    $530,654
                                        ========              ========                 ========                    ========
Provision for losses on loans.........  $ 40,000              $ 40,000                 $110,000(a)                 $ 38,767
                                        ========              ========                 ========                    ========
Securities gains......................  $  4,036              $ 31,135                 $ 17,393                    $  6,948
                                        ========              ========                 ========                    ========
Net income............................  $195,546              $196,857                 $ 79,597(a) (b)             $177,144
                                        ========              ========                 ========                    ========
Net income per common share...........     $0.91                 $0.89                    $0.36(a) (b)             $   0.81
                                        ========              ========                 ========                    ========
Average common shares
 outstanding..........................   215,866               220,409                  219,478                     219,512
                                        ========              ========                 ========                    ========


Common Stock Price Information:
 High.................................  $ 55 3/8              $ 44                     $ 43 1/8                    $ 44
 Low..................................    42 3/4                35 1/2                   35 3/4                      36 1/8
 Quarter-end..........................    51 7/8                43 1/4                   38 1/2                      42 3/8

1995
----
Interest income.......................  $868,521              $871,164                 $884,807                    $850,588
                                        ========              ========                 ========                    ========
Interest expense......................  $322,095              $329,592                 $337,203                    $319,265
                                        ========              ========                 ========                    ========
Net interest income...................  $546,426              $541,572                 $547,604                    $531,323
                                        ========              ========                 ========                    ========
Provision for losses on loans.........  $ 38,225              $ 38,050                 $ 34,661                    $ 33,066
                                        ========              ========                 ========                    ========
Securities gains......................  $  5,729              $  2,230                 $  5,512                    $ 18,004
                                        ========              ========                 ========                    ========
Net income............................  $192,145              $194,712                 $158,150  (c)               $110,169 (c)
                                        ========              ========                 ========                    ========
Net income per common share...........     $0.87                 $0.88                    $0.71  (c)               $   0.49 (c)
                                        ========              ========                 ========                    ========
Average common
shares
 outstanding..........................   219,915               220,718                  222,440                    226,091
                                        ========              ========                 ========                    ========
Common Stock Price Information:
 High.................................  $ 40 1/8              $ 38 7/8                 $ 36                        $ 33
 Low..................................    34 5/8                34 1/4                   30 1/2                      25 5/8
 Quarter-end..........................    37 7/8                36 5/8                   34 5/8                      32

-------------------------------

(a) Includes a provision for loan losses of $70.0 million, $45.5 million after-tax or $0.20 per share, related to the Meridian acquisition.

(b) Includes net restructuring and merger-related charges of $139.7 million, $105.3 million after-tax or $0.48 per share, primarily recorded in the second quarter and related to costs associated with the Meridian acquisition.

(c) Includes restructuring charges of $110.0 million pre-tax, $70.0 million after-tax or $0.31 per share, recorded by CoreStates, and $32.0 million pre-tax, $20.8 million after-tax or $0.09 per share, recorded by Meridian related to corporate-wide process redesigns in the first and second quarters, respectively.

18.  JOINT VENTURE

In December 1992, the Corporation entered into a joint venture with three other banking companies creating Electronic Payment Services, Inc. ("EPS"). The joint venture combines the partners' separate consumer electronic transaction processing businesses and provides automated teller machine ("ATM") and electronic point-of-sale ("POS") processing services. The Corporation contributed to EPS its wholly-owned subsidiaries of Money Access Service Inc. ("MAC"), a regional ATM network, and BUYPASS Corporation, a third-party processor of electronic POS transactions.

At the formation of EPS, the Corporation had equal ownership with two partners in the joint venture, each with 31%. The fourth partner owned 7%. As part of the 1992 transaction, the Corporation received a cash payment of $79,350 and $245,400 of EPS 5% cumulative redeemable preferred stock. The exchange of assets involved in the transaction resulted in a 1992 pre-tax gain to the Corporation of $41,072, $25,670 after-tax. The exchange also generated a deferred gain of approximately $138,000.

In December 1993, the Corporation and EPS mutually agreed to enter into a recapitalization of EPS involving the EPS preferred stock held by the Corporation. In exchange for substantially all of the preferred stock, the Corporation received from EPS a ten-year 6.45% note providing for equal principal payments over the life of the note. The recapitalization did not affect the amount of deferred gain, but changed the timing of deferred gain income recognition from a five-year period beginning in 1996 to a ten-year period which began in 1994.

On March 27, 1995, EPS added a new partner and increased the ownership interests of an existing partner to that of a full partner, resulting in a decrease in the Corporation's share of ownership from 31% to 20%. As a direct result of this change in ownership interests, the Corporation recognized a pre-tax gain of $19,000, $11,800 after-tax or $0.05 per share, in 1995. Included in the pre-tax gain amount was $4,000 related to the acceleration of deferred gain recognition.

The Corporation's investment in EPS at December 31, 1996, net of $104,000 deferred gain, is $65,304 and is included in other assets. "Income from investment in EPS, Inc.", which is included in non-interest income, reflects the Corporation's share in EPS net income, interest income on the 6.45% note and amortization of the deferred gain.

19. RESTRUCTURING AND MERGER-RELATED CHARGES

A summary of restructuring and merger-related charges for the years ended December 31, 1996 and 1995 were as follows:

                                                          1996        1995
                                                       ----------  ----------
Meridian and United Counties merger-related
 restructuring charges..............................    $161,598    $ 10,000
Meridian merger-related implementation costs........      29,019           -
Process redesign restructuring charges..............           -     142,000
Gains on sales of branches..........................     (43,064)     (3,988)
Pension curtailment gains...........................      (7,851)     (9,412)
                                                        --------    --------
   Total............................................    $139,702    $138,600
                                                        ========    ========

In 1996, the Corporation recorded merger-related restructuring charges of $161,598, $120,150 after-tax or $0.55 per share, in connection with the acquisitions of Meridian and United Counties. The charges included direct and incremental costs associated with these acquisitions. The components of the merger-related restructuring charges were as follows:

                                                       Requiring     1996
                                                         Cash        Cash
                                            Provision   Outflow     Outflow
                                            ---------  ---------  ----------

Severance costs...........................   $ 70,469   $ 70,469     $33,939
Branch closing costs......................     33,469     15,102       3,815
Office reconfiguration costs..............     19,059      2,792          21
Merger transaction costs..................     14,624     14,624      13,328
System consolidation writedowns...........      6,391          -           -
Miscellaneous.............................     17,586     17,593       9,634
                                             --------   --------     -------
  Total...................................   $161,598   $120,580     $60,737
                                             ========   ========     =======

Restructuring and merger-related charges in 1996 also included $29,019, $18,263 after-tax or $0.07 per share, of implementation costs that were incurred in the process of consolidating Meridian and United Counties businesses and operations.

The Corporation recorded restructuring credits of $50,915, $33,096 after-tax or $0.14 per share and $13,400, $8,549 after-tax or $0.03 per share in 1996 and 1995, respectively, related to gains on the curtailment of pension benefits associated with employees displaced during 1996 and 1995 and gains on the sale of branches which were sold as a result of consolidating the Meridian and United Counties branches and the process redesigns.

Upon consummation of the merger, the Corporation recorded a $70 million provision for loan losses in connection with a change in strategic direction related to Meridian's problem assets and to conform its consumer lending charge-off policies to those of the Corporation.

In 1995, the Corporation recorded restructuring charges of $142,000, $90,800 after-tax or $0.40 per share, in connection with process redesigns commenced during that year. The objectives of the process redesigns were: (i) to enhance customer focus; (ii) to accelerate "cultural changes" which were already in progress; and (iii) to improve productivity. The charges included direct and incremental costs associated with the process redesigns. The components of the process redesign restructuring charges were as follows:

                                                          Requiring    Cash
                                                            Cash      Outflow
                                              Provision    Outflow    to Date
                                              ----------  ---------  ---------

Severance costs...............................  $ 87,900   $ 87,900    $74,944
Office reconfiguration and branch
   closing costs..............................    44,300     16,600      3,881
Outplacement costs............................     2,500      2,500      2,002
Miscellaneous.................................     7,300      5,300      4,464
                                                --------   --------    -------
   Total......................................  $142,000   $112,300    $85,291
                                                ========   ========    =======

The following table summarizes the activity in the restructuring and merger-related accrual for the year ended December 31, 1996:

                                                      1996
                                                   ----------

Balance at beginning of year.....................  $  82,772
Provision charged against income.................    161,598
Cash outflow.....................................   (100,258)
Writedowns of assets.............................    (35,907)
                                                   ---------
Balance at December 31,..........................  $ 108,205
                                                   =========

20.   FINANCIAL STATEMENTS OF THE PARENT COMPANY

STATEMENT OF INCOME                                                          Year Ended December 31,
                                                                  -------------------------------------------
                                                                      1996            1995           1994
                                                                  -------------  --------------  ------------
REVENUES
--------
Dividends from subsidiaries:
   Banks......................................................     $657,744        $373,023      $389,733
   Other subsidiaries.........................................       27,217          91,917        27,575
                                                                   --------        --------      --------
     Total dividends from subsidiaries........................      684,961         464,940       417,308
Management fees and other income from subsidiaries............      178,179         190,027       186,092
Securities gains (losses).....................................          (22)         16,343           259
Other income..................................................        3,054           3,241         1,483
                                                                   --------        --------      --------
     Total revenues...........................................      866,172         674,551       605,142
                                                                   --------        --------      --------

EXPENSES
--------
Interest on:
   Funds borrowed.............................................        5,606          19,685        11,613
   Long-term debt.............................................       22,843          21,578        13,137
                                                                   --------        --------      --------
       Total interest expense.................................       28,449          41,263        24,750
Other operating expenses......................................      245,836         219,463       210,629
                                                                   --------        --------      --------
     Total expenses...........................................      274,285         260,726       235,379
                                                                   --------        --------      --------
Income before income tax benefit and equity in
   undistributed income of subsidiaries.......................      591,887         413,825       369,763

Income tax benefit............................................      (14,911)        (11,977)      (15,357)
                                                                   --------        --------      --------
Income before equity in
 undistributed income of subsidiaries.........................      606,798         425,802       385,120
Equity in undistributed income (excess dividends)                  --------        --------      --------
 of subsidiaries:
     Banks....................................................      (52,497)        203,909        (9,827)
     Other subsidiaries.......................................       94,843          25,465        57,913
                                                                   --------        --------      --------
         Total equity in
          undistributed income of
          subsidiaries........................................       42,346         229,374        48,086
                                                                   --------        --------      --------
NET INCOME....................................................     $649,144        $655,176      $433,206
                                                                   ========        ========      ========

BALANCE SHEET                                           December 31,
                                                  -------------------------
                                                     1996           1995
                                                  ------------  -----------

ASSETS
------
Cash...........................................     $    1,374   $    1,340
Time deposits..................................            887            -
Investment-securities available-for-sale.......         97,786      148,009
Investments and receivables-subsidiaries:
  Investments in subsidiaries at equity
   in underlying net assets:
    Banks......................................      3,389,148    3,769,779
    Other subsidiaries.........................        558,062      427,451
                                                    ----------   ----------
     Total investments in subsidiaries.........      3,947,210    4,197,230
  Receivables - subsidiaries...................         40,814      108,827
                                                    ----------   ----------
     Total investments and
      receivables-subsidiaries.................      3,988,024    4,306,057
Other assets...................................         80,039       76,453
                                                    ----------   ----------
     Total assets..............................     $4,168,110   $4,531,859
                                                    ==========   ==========
LIABILITIES
-----------
Funds borrowed - subsidiaries..................   $          -   $  177,827
Dividends payable and other liabilities........        214,925      143,575
Long-term debt.................................        257,491      334,892
                                                    ----------   ----------
     Total liabilities.........................        472,416      656,294
                                                    ----------   ----------
SHAREHOLDERS' EQUITY
--------------------
     Total shareholders' equity................      3,695,694    3,875,565
                                                    ----------   ----------
     Total liabilities and
      shareholders' equity.....................     $4,168,110   $4,531,859
                                                    ==========   ==========

         The Corporation has guaranteed certain borrowings of its subsidiaries at December 31, 1996 in the amount of $3,259,181, which includes $675,181 for commercial paper.

         The maturities for parent company long-term debt for the years ending December 31, 1997 through 2001 are: $1,475; $1,607; $1,751; $1,908; and $697, respectively.

Statement of Cash Flows

                                                                                 Year Ended December 31,
                                                                          --------------------------------------
                                                                             1996          1995          1994
                                                                          ----------    ----------    ----------

OPERATING ACTIVITIES
      Net income.......................................................   $  649,144    $  655,176    $  433,206
      Adjustments to reconcile net income to net cash
         provided by operating activities:
          Undistributed income of subsidiaries.........................      (42,346)     (229,374)      (48,086)
          Securities (gains) losses....................................           22       (16,343)         (259)
          Deferred income tax expense (benefit)........................          180          (785)       (3,895)
          Net (increase) decrease in other assets......................       (6,969)       24,265         6,360
          Net increase (decrease) in other liabilities.................        8,454       (22,761)       13,921
          Other, net...................................................        7,288         7,840        (8,865)
                                                                          ----------    ----------    ----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES.....................      615,773       418,018       392,382
                                                                          ----------    ----------    ----------

INVESTING ACTIVITIES
      Net capital returned from (contributed to) subsidiaries..........      270,226       190,900       (99,903)
      (Increase) decrease in receivables from subsidiaries.............      107,069        (3,593)       53,862
      Purchases of investment securities...............................     (707,008)     (170,988)     (202,424)
      Proceeds from maturities and sales of investment
       securities......................................................      717,536       118,483       188,028
      Purchase of Germantown Savings Bank..............................            -             -      (108,061)
      Other, net.......................................................            -        (1,380)       (1,428)
                                                                          ----------    ----------    ----------
        NET CASH PROVIDED BY (USED IN) INVESTING
         ACTIVITIES....................................................      387,823       133,422      (169,926)
                                                                          ----------    ----------    ----------
FINANCING ACTIVITIES


      Issuance (repayment) of funds borrowed...........................            -       (75,000)       75,000
      Retirement of long-term debt.....................................      (77,401)       (1,471)      (45,568)
      Proceeds from issuance of long-term debt.........................            -       149,877             -
      Net increase (decrease) in financing from and due to
       subsidiaries....................................................     (115,498)      (94,054)      270,587
      Cash dividends paid..............................................     (328,114)     (286,565)     (245,962)
      Purchases of treasury stock......................................     (533,932)     (335,528)     (228,963)
      Purchases of ESOP shares.........................................            -             -       (35,568)
      Repurchase and retirement of common stock........................      (57,703)      (17,134)      (24,888)
      Common stock issued under employee benefit plans.................       87,726        99,011        18,710
      Funds transferred to Trust for future ESOP purchases.............            -             -       (24,432)
      Other, net.......................................................       21,360         6,777        11,294
                                                                          ----------    ----------    ----------
    NET CASH USED IN FINANCING ACTIVITIES..............................   (1,003,562)     (554,087)     (229,790)
                                                                          ----------    ----------    ----------
     INCREASE (DECREASE) IN CASH AND DUE FROM BANKS....................           34        (2,647)       (7,334)
     Cash and due from banks at January 1,.............................        1,340         3,987        11,321
                                                                          ----------    ----------    ----------
     CASH AND DUE FROM BANKS AT DECEMBER 31,...........................   $    1,374    $    1,340     $   3,987
                                                                          ==========    ==========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid during the year for:
        Interest.......................................................   $   25,267    $   40,745     $  24,500
                                                                          ==========    ==========    ==========
        Income taxes...................................................   $        -    $       43     $    (626)
                                                                          ==========    ==========    ==========